


                        CAPITAL ONE FINANCIAL CORPORATION


                             ASSOCIATE SAVINGS PLAN



                             As Amended and Restated

                           Effective January 1, 1997,


                       except as otherwise provided herein

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                                    TABLE OF CONTENTS
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                                                       SECTION I

                                                      DEFINITIONS

         1.1    Account or Accounts .......................................................................          1

         1.2    Account Value .............................................................................          1

         1.3    Administrative Delegate ...................................................................          1

         1.4    After-Tax Contributions ...................................................................          1

         1.5    Before-Tax Contributions ..................................................................          1

         1.6    Beneficiary ...............................................................................          1

         1.7    Board .....................................................................................          2

         1.8    Business Day ..............................................................................          2

         1.9    Code ......................................................................................          2

         1.10   Committee .................................................................................          2

         1.11   Company ...................................................................................          2

         1.12   Company Stock .............................................................................          2

         1.13   Company Stock Fund ........................................................................          2

         1.14   Compensation ..............................................................................          2

         1.15   Distribution Date .........................................................................          4

         1.16   Early Retirement Date .....................................................................          4

         1.17   Effective Date ............................................................................          4

         1.18   Employee ..................................................................................          4

         1.19   Employer ..................................................................................          5

         1.20   Employer Matching Contributions ...........................................................          5

         1.21   Employer Profit-Sharing Contributions .....................................................          5

         1.22   Enrollment Date ...........................................................................          6

         1.23   ERISA .....................................................................................          6

         1.24   Hardship ..................................................................................          6

         1.25   Highly Compensated Employee ...............................................................          6

         1.26   Inactive Participant ......................................................................          6

         1.27   Ineligible Employee .......................................................................          6

         1.28   Insider ...................................................................................          6

                                       i

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                                TABLE OF CONTENTS
                                   (continued)
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         1.29   Investment Funds ..........................................................................            7

         1.30   Investment Manager ........................................................................            7

         1.31   Leave of Absence ..........................................................................            7

         1.32   Normal Retirement Date ....................................................................            7

         1.33   One-Year Period of Severance from Service .................................................            7

         1.34   Participant ...............................................................................            8

         1.35   Plan ......................................................................................            8

         1.36   Plan Administrator ........................................................................            8

         1.37   Plan Year .................................................................................            8

         1.38   Pooled Investment Account .................................................................            8

         1.39   Related Company ...........................................................................            8

         1.40   Rule l6b-3 ................................................................................            9

         1.41   Section 415 Compensation ..................................................................            9

         1.42   Service ...................................................................................            9

         1.43   Signet ....................................................................................           10

         1.44   Signet Plan ...............................................................................           10

         1.45   Total Disability ..........................................................................           11

         1.46   Trust Agreement ...........................................................................           11

         1.47   Trust Fund ................................................................................           11

         1.48   Trustee ...................................................................................           11

         1.49   Valuation Date ............................................................................           11

         1.50   Vesting Service ...........................................................................           11

                                                    SECTION II

                                                  PARTICIPATION

         2.1    Participation .............................................................................           12

         2.2    Duration of Participation; Reemployment ...................................................           13

         2.3    Loss of Eligibility with Continued Employment .............................................           13

         2.4    Designation of Beneficiary ................................................................           14

         2.5    Military Service ..........................................................................           15

                                       ii

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                                TABLE OF CONTENTS
                                   (continued)

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                                                  SECTION III

                                                 CONTRIBUTIONS

         3.1   Before-Tax Contributions ...................................................................           16

         3.2   Employer Matching Contributions ............................................................           17

         3.3   After-Tax Contributions ....................................................................           19

         3.4   Elections as to Contributions; Changes; Suspensions ........................................           19

         3.5   Reemployment ...............................................................................           20

         3.6   Limitation on Contributions ................................................................           21

         3.7   No Right or Duty of Inquiry ................................................................           21

         3.8   Time and Manner of Payment of Contributions ................................................           21

         3.9   Non-Reversion ..............................................................................           22

         3.10  Employer Profit-Sharing Contributions ......................................................           23

                                                  SECTION IV

                                           ACCOUNTS AND ALLOCATIONS

         4.1   Participants' Accounts .....................................................................           25

         4.2   Allocation and Crediting of Contributions and Earnings .....................................           26

         4.3   Annual Addition and Benefit Limitations ....................................................           27

         4.4   Anti-Discrimination Test for Before-Tax Contributions ......................................           33

         4.5   Anti-Discrimination Test for Employer Matching Contributions,
               Performance Contributions and After-Tax Contributions ......................................           37

         4.6   Highly Compensated Employee ................................................................           40

         4.7   Distribution of Excess Contributions .......................................................           40

         4.8   Correction of Error ........................................................................           45

         4.9   Trust Fund as a Single Fund ................................................................           45

                                                  SECTION V

                                    VESTING AND DISTRIBUTION OF ACCOUNTS

         5.1   Vested Interest ............................................................................           46

         5.2   Normal Retirement ..........................................................................           47

         5.3   Early Retirement ...........................................................................           47

                                      iii

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                               TABLE OF CONTENTS
                                  (continued)

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     5.4  Disability Retirement ................................................     47
     5.5  Death Benefits .......................................................     47
     5.6  Separation from Service ..............................................     48
     5.7  Form and Time of Payment .............................................     49
     5.8  Limitation on Distributions ..........................................     53
     5.9  In-Service Withdrawals ...............................................     54
     5.10 Distribution Values ..................................................     59
     5.11 Location of Missing Participants .....................................     59
     5.12 Benefits to Minors and Incompetents ..................................     60
     5.13 No Guarantee of Values ...............................................     61
     5.14 Loans ................................................................     61
     5.15 Eligible Rollover Distributions ......................................     65
     5.16 Insiders .............................................................     67
     5.17 Payments to Alternate Payees .........................................     67

                                   SECTION VI

                         ADMINISTRATION BY THE COMMITTEE

     6.1  Plan Administrator ...................................................     68
     6.2  Responsibilities .....................................................     68
     6.3  Delegation of Duties .................................................     71
     6.4  Indemnification ......................................................     72
     6.5  Operation ............................................................     72
     6.6  Meetings and Quorum ..................................................     73
     6.7  Compensation .........................................................     73
     6.8  Duties Assigned to Human Resources Division ..........................     73
     6.9  Domestic Relations Orders ............................................     74

                                   SECTION VII

                        DUTIES AND POWERS OF THE TRUSTEE

     7.1  General ..............................................................     76
     7.2  Trust Agreement ......................................................     76
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                                       iv

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                                TABLE OF CONTENTS
                                   (continued)

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     7.3  Limitation of Liability ..............................................     76
     7.4  Power of Trustee to Carry Out the Plan ...............................     77
     7.5  Appointment of Investment Managers ...................................     77

                                  SECTION VIII

                              DIRECTED INVESTMENTS

     8.1  Directed Investments .................................................     78
     8.2  Investment Election Changes ..........................................     78
     8.3  Investment Funds .....................................................     79
     8.4  Information ..........................................................     80
     8.5  Limitations on Directed Investments ..................................     82
     8.6  Application to Beneficiaries and Alternate Payees ....................     83
     8.7  Order of Withdrawals and Loans from the Investment Funds .............     83
     8.8  Accounts Not Directed ................................................     84
     8.9  Limitation on Insiders' Interests in Company Stock ...................     84
     8.10 Voting, Tender and Exercise of Similar Rights ........................     84
     8.11 Management of the Company Stock Fund .................................     85
     8.12 Allocation of Income in the Company Stock Fund .......................     86
     8.13 Allocation of Income in Investment Funds .............................     87

                                   SECTION IX

                            AMENDMENT AND TERMINATION

     9.1  Reserved Power to Modify, Suspend or Terminate .......................     88
     9.2  Amendment Requiring Shareholder Approval .............................     88
     9.3  Termination ..........................................................     89

                                    SECTION X

                                CLAIMS PROCEDURE

     10.1 Benefit Claims Procedure .............................................     90

                                   SECTION XI

          ADOPTION OF PLAN BY RELATED COMPANIES AND TRANSFERRED ASSETS
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                                       v

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                               TABLE OF CONTENTS
                                  (continued)

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     11.1  Adoption of the Plan ................................................     92
     11.2  Withdrawal ..........................................................     92
     11.3  Sale of Employer or Division ........................................     93

                                   SECTION XII

                                    TOP HEAVY

     12.1  Top Heavy ...........................................................     94
     12.2  Minimum Allocation ..................................................     95
     12.3  Compensation Limitation .............................................     96
     12.4  Benefit and Contribution Limitations ................................     96

                                  SECTION XIII

                                  MISCELLANEOUS

     13.1  Costs of Administration .............................................     98
     13.2  Charges for Account Transactions ....................................     98
     13.3  Exclusive Benefit Rule ..............................................     98
     13.4  Merger ..............................................................     98
     13.5  No Right to the Fund ................................................     99
     13.6  No Contract of Employment ...........................................     99
     13.7  Non-Alienation of Benefits ..........................................     99
     13.8  Construction and Severability .......................................     99
     13.9  Delegation of Authority .............................................    100
     13.10 Request for Tax Ruling ..............................................    100
     13.11 Changes in Capital Structure ........................................    100
     13.12 Receipt of Rollovers and Trustee-to-Trustee Transfers ...............    100
     13.13 Plan Merger .........................................................    101
     13.14 Gender and Number ...................................................    101

Appendix A     A-102

Schedule I     A-105

                                   BACKGROUND

          Capital One Financial Corporation (the "Company") established and adopted the Capital One Financial Corporation Employee Savings Plan for the benefit of its eligible employees, effective January 1, 1995. The Company hereby amends and restates that plan, effective January 1, 1997 (except as herein otherwise provided), as the Capital One Financial Corporation Associate Savings Plan (the "Plan"). The Plan is intended to be a qualified profit sharing plan with a cash or deferred arrangement under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. The Plan is also intended to qualify as a Section 404(c) plan for the purposes of the Employee Retirement Income Security Act of 1974, as amended.

                                    SECTION I

                                   DEFINITIONS

             Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided:

             1.1 Account or Accounts: A Participant's interest in the Trust Fund, which shall consist of the Participant's Accounts described in Section 4.2.

             1.2 Account Value: The aggregate liquidation value as of any Business Day of units or shares of each of the Investment Funds in which a Participant's Account (or Accounts) is invested.

             1.3 Administrative Delegate: A person or institution to whom the Committee has delegated certain administrative functions pursuant to Section VI.

             1.4 After-Tax Contributions: Contributions made at the election of a Participant pursuant to Section 3.3. In addition, After-Tax Contributions may include Before-Tax Contributions that are recharacterized as After-Tax Contributions pursuant to Section 4.7(b) to the extent permitted by Treasury regulations.

             1.5 Before-Tax Contributions: Contributions made at the election of a Participant by the Employer pursuant to Section 3.1.

             1.6 Beneficiary: The person or entity who is to receive, pursuant to Section 2.4, any benefits payable from the Plan on account of a Participant's death.

             1.7 Board: The Board of Directors of the Company, except where indicated otherwise.

             1.8 Business Day: A day on which securities are or could be traded on the New York Stock Exchange.

             1.9 Code: The Internal Revenue Code of 1986, as amended. A reference to a particular section of the Internal Revenue Code shall include a reference to any regulations issued under the section.

             1.10 Committee: The Committee described in Section VI.

             1.11 Company: Capital One Financial Corporation and any successor by merger, consolidation or otherwise.

             1.12 Company Stock: The common stock issued by the Company.

             1.13 Company Stock Fund: The investment fund maintained under the Plan for the investment of Participants' Accounts in shares of Company Stock, as described in Section VIII.

             1.14 Compensation: The earnings paid by the Employer to a person with respect to a period during which the person was an Employee, as reported on Form W-2, or as would be reported on Form W-2 if such amounts were subject to U.S. taxation, including bonuses, overtime and commissions, and any profit sharing contributions received in cash, but excluding severance pay. Compensation shall be determined before taking into account any reduction in a Participant's earnings resulting from an election to have Before-Tax Contributions made on his behalf pursuant to the Plan and before taking into account any reduction in a Participant's earnings resulting from an election to have pre-tax contributions made on his behalf to a "cafeteria plan" (within the meaning of Code Section 125) and, effective with respect to Plan Years commencing on or after January 1, 2001, pursuant to Code Section 132(f)(4). Compensation shall not include contributions made by the Employer under this Plan or under any other plan of deferred compensation maintained by the Employer (other than Before-Tax Contributions) and variable pay. Compensation shall not include reimbursements or other expense allowances (such as moving expenses, car expenses, tuition reimbursement, and meal allowances), fringe benefits (cash and noncash) , moving expenses, and welfare benefits; provided that payments with respect to a period of short-term disability shall be considered Compensation. Compensation shall be determined as follows:

             (a) In the case of an Employee who is employed by two or more Employers, the Employee's aggregate Compensation from all Employers shall be deemed to be his Compensation. Effective for Plan Years beginning on and after January 1, 1994, the total amount of annual Compensation taken into account under the Plan for an Employee may not exceed $150,000, or an adjusted amount determined pursuant to Code Sections 401(a)(17) and 415(d).

             (b) For purposes of the anti-discrimination tests of Sections 4.4 and 4.5, "Compensation" means compensation for services performed for the Employer that is currently includable in gross income, increased by the Employee's Before-Tax Contributions, elective contributions under a cafeteria plan and elective contributions under other arrangements permitted to be included under Code Section 414(s) including, effective with respect to Plan

Years commencing on or after January 1, 2001, elective contributions made under Code Section 132(f)(4).

             (c) Solely for purposes of Sections 3.2(c), 3.10 and 12.2 hereof, in no event shall "Compensation" include earnings or other income not subject to U.S. income taxation.

             1.15 Distribution Date: The date of the distribution of Company Stock to shareholders of Signet Banking Corporation in a transaction intended to qualify under Code Section 355.

             1.16 Early Retirement Date: The date upon which a Participant has attained both age 55 and completed 10 years of Service with the Employer.

             1.17 Effective Date: The effective date of the Plan is January 1, 1995. As to a Related Company, the effective date is the date as of which the Plan is adopted by the Related Company.

             1.18 Employee: Any person actively employed by the Employer who is customarily paid by the Employer under (i) its regular United States payroll, or
(ii) its Capital One Worldwide payroll, and who is, in either case, (x) a domestic citizen or permanent resident of the United States, (y) a nonresident alien seconded to the United States and employed by Capital One Worldwide, solely with respect to the period of his employment in the United States, or (z) a citizen or permanent resident of the United States normally employed by the Company or a Related Company in the United States seconded abroad to provide services to Capital One Worldwide outside of the United States; provided, however, that a person employed abroad may not be an active participant in another retirement plan or scheme maintained or offered by the

Company or a Related Company. Notwithstanding anything herein to the contrary, if the Committee determines that the participation of an individual hereunder would be unlawful or otherwise result in tax consequences to the Employer or the individual that the Committee determines, in its discretion, may be adverse, such individual shall not be permitted to participate in the Plan. By way of example and not by way of limitation, the term Employee includes persons on vacation leave and persons receiving benefits under the Employer's short-term disability program, but excludes persons receiving benefits under the Employer's long-term disability program and persons receiving payments from the Employer who are not rendering and who are not expected in the foreseeable future to render services to the Employer. Neither a person designated by the Employer as an independent contractor nor a person acting only as a director of the Employer shall be considered an Employee. It is expressly intended that individuals designated as independent contractors by the Employer and individuals acting only as a director of the Employer are to be excluded from Plan participation, even if a court or administrative agency determines that such individuals are common law employees and not independent contractors or individuals acting only as directors of the Employer.

             1.19 Employer: The Company and any Related Company that adopts the Plan, with the consent of the Board, in accordance with Section XI.

             1.20 Employer Matching Contributions: Matching contributions made by the Employer pursuant to Section 3.2.


             1.21 Employer Profit-Sharing Contributions: Profit-sharing contributions made by the Employer pursuant to Section 3.10.

          1.22 Enrollment Date: The first day of each calendar month, or as otherwise determined by the Committee and communicated to Employees.

          1.23 ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations issued thereunder.

          1.24 Hardship: Immediate and heavy financial needs of a Participant that cannot be fulfilled through other reasonably available financial resources of the Participant, as described in Section 5.9(b).

          1.25 Highly Compensated Employee: An Employee described in Section
4.6.

          1.26 Inactive Participant: An Employee who was a Participant and has vested benefits under the Plan that have not been paid in full but who, pursuant to Section 2.3, is no longer entitled to accrue benefits under the Plan.

          1.27 Ineligible Employee: An Employee (i) who is excluded by the terms and conditions of his employment from participation in the Plan, (ii) who is covered by a collective bargaining agreement that does not provide for his participation in the Plan, (iii) who is hired outside the United States by an Employer primarily to perform functions with respect to operations of the Employer maintained outside the United States, (iv) who is a "leased employee" within the meaning of Code Section 414(n), or (v) who, for any reason, at any time, does not meet the requirements of Section 2.1 for participation.

          1.28 Insider: A person designated as an insider for purposes of
Section 16 of the Securities Exchange Act of 1934, as amended.

          1.29 Investment Funds: The investment funds established under Section VIII.

          1.30 Investment Manager: A person other than the Trustee or the Committee --

          (a) who (i) is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (ii) is a bank, as defined in that Act, or (iii) is an insurance company qualified to perform services relating to the management, acquisition or disposition of assets of a plan under the laws of more than one state; and

          (b) who has acknowledged in writing that it is a fiduciary with respect to the Plan.

          1.31 Leave of Absence: An Employee's absence without loss of employment status (regardless of whether Compensation is paid) if such absence is authorized by his Employer pursuant to uniformly applied standards because of injury, illness, the business of the Employer or personal reasons. Leave of Absence also includes service in the Armed Forces of the United States, provided that the Employee returns to the employment of an Employer within the period of time during which his re-employment rights as a veteran are protected by law.

          1.32 Normal Retirement Date: A Participant's 65/th/ birthday.

          1.33 One-Year Period of Severance from Service: A 12-month period during which an Employee is not employed by the Employer or a Related Company following separation from Service. If an Employee is absent on account of maternity or paternity leave (as described below), the Employee shall not be considered to have incurred a One-Year Period of Severance from Service for the first 12-month period in which he would otherwise have had a One-Year Period of Severance from Service. Maternity or paternity leave means a period during which an Employee is absent because of (a) the pregnancy of the Employee, (b) the birth of a child of the Employee, (c) the placement of a child with the Employee in connection with the Employee's adoption of the child, or (d) the Employee's caring for a child immediately after the birth or placement of the child.

          1.34 Participant: An Employee who has met the eligibility requirements described in Section 2.1 and who has not ceased to be a Participant pursuant to
Section 2.2 or 2.3.

          1.35 Plan: The "Capital One Financial Corporation Associate Savings Plan," as set forth herein and as amended from time to time.

          1.36 Plan Administrator: The committee responsible for administering the Plan, as described in Section VI.

          1.37 Plan Year: The calendar year.

          1.38 Pooled Investment Account: An account under the Plan established pursuant to an administrative services agreement between the Company and the Trustee.

          1.39 Related Company: Any organization under common control (as described in Code Sections 414(b) and (c)) with the Company or any organization that is a member of an affiliated service group (as described in Code Section 414(m)) of which the Company is a member, and any other organization required to be aggregated with the Company pursuant to Code Section 414(o).

          1.40 Rule l6b-3: Rule l6b-3 promulgated under the Securities Exchange Act of 1934, as amended, including any corresponding subsequent rule or amendments thereto.

          1.41 Section 415 Compensation: Compensation within the meaning of Treas. Reg. Section 1.415-2(d)(10), including any elective deferral (within the meaning of Code Section 402(g)(3)) and any amount that is contributed by the Company or a Related Company at the election of the Employee and that is not includable in the gross income of the Employee by reason of Code Section 125 or, effective with respect to Plan Years commencing on or after January 1, 2001, 132(f)(4).

     Effective for Plan Years beginning on and after January 1, 1994, the amount of annual Section 415 Compensation taken into account under the Plan for an Employee may not exceed $150,000, or an adjusted amount determined pursuant to Code Sections 401(a)(17) and 415(d).

          1.42 Service: The period of employment of an employee of the Employer and Related Companies, beginning with the employee's employment commencement date and ending with his severance from service date, and including the following:

          (a) An employee's Service shall include periods during which the employee was on a Leave of Absence.

          (b) An employee's Service shall include periods of service, as described above, with a predecessor employer whose stock or assets are acquired by an Employer or a Related Company, except to the extent that the Board provides otherwise.

          (c) Transfers between Employers or Related Companies shall not be deemed terminations of Service.

          (d) An employee's period of employment with Signet before the Effective Date, or in the case of an employee who becomes a Participant pursuant to Section 2.1(b), before his employment date, recognized as service under the Signet Plan. An employee's period of employment with Signet shall not be recognized as Service under this Plan if (i) the employee became an Employee on or after March 1, 1996, or (ii) before or in connection with his employment by the Employer or Related Companies, the employee elected to retire and receive benefits pursuant to the Signet Plan.

     An employee's employment commencement date is the date on which he first performs an hour of Service for the Employer or a Related Company. An employee's severance from service date is the first to occur of (i) the date on which an Employee terminates employment with the Employer and Related Companies because he quits, is discharged, dies or retires or (ii) the first anniversary of the date on which the Employee is absent (with or without pay) from employment for any other reason (such as vacation, holiday, sickness, disability, leave of absence or layoff), if the employee is still absent as of the anniversary date. An employee will be deemed to have severed from Service if he is not rendering and is not expected in the foreseeable future to render services to the Employer. This Section shall be administered in accordance with applicable Department of Labor regulations.

          1.43 Signet: Signet Banking Corporation and its subsidiary corporations.

          1.44 Signet Plan: The Signet Banking Corporation Employee Savings Plan as it existed before the Effective Date of the Plan, which shall include any predecessor defined contribution plans of Signet.

         1.45 Total Disability: Total and permanent disability, as determined by the Committee, in accordance with the provisions of the Employer's Long-Term Disability Program.

         1.46 Trust Agreement: The Trust Agreement for the Plan, which was entered into to create a Trust Fund to receive, hold, invest and dispose of assets under the Plan.

         1.47 Trust Fund: The assets held by the Trustee under the Trust Agreement.

         1.48 Trustee: American Express Trust Company, or any successor trustee appointed by the Company and accepting the trust.

         1.49 Valuation Date: Each Business Day during the Plan Year.

         1.50 Vesting Service: An Employee shall be credited with one year of Vesting Service for each 12-month period of Service, whether or not completed consecutively.

                                   SECTION II

                                  PARTICIPATION

     2.1 Participation.

     (a) Prior to March 1, 2002:

         (i) Each Employee who is not an Ineligible Employee, who was a Signet employee and an active participant in the Signet Plan immediately before the Effective Date, and who was an Employee on the Effective Date shall be eligible to be a Participant in the Plan as of the Effective Date.

         (ii) Each Employee who is not an Ineligible Employee employed within twelve months of the Distribution Date who, immediately before his employment, was a Signet employee and an active participant in the Signet Plan shall be eligible to participate in the Plan on the date of employment.

         (iii) Each Employee who is regularly scheduled to work a full-time schedule and who is not an Ineligible Employee and who is not a Participant pursuant to Subsection (a)(i) or (ii) above shall become a Participant as of the Enrollment Date on or next following the Employee's completion of six months of Service.

         (iv) Each Employee who regularly works less than a full-time schedule, who is not an Ineligible Employee, and who is not a Participant pursuant to Subsection (a)(i), (ii), or (iii) above shall become a Participant on the Enrollment Date next following the later of the date that such person (i) attains age 21 and (ii) completes 1,000 Hours of

         Service (as that term is defined in 29 C.F.R. (S) 2530.200b-2) during any twelve month period that begins on the first day of a calendar month.

          (b) On or after March 1, 2002, with respect to an Employee who is not already a Participant as of March 1, 2002 pursuant to Subsection (a) above, each Employee who is not an Ineligible Employee shall become a Participant as of the Enrollment Date on or next following the latest of (i) the date the Employee completes six months of Service, (ii) the date the Employee attains age 18, and
(iii) March 1, 2002.

          2.2 Duration of Participation; Reemployment. A Participant shall continue to be a Participant until he no longer has assets credited to his Account. If a Participant or a person who was formerly a Participant terminates employment and then is reemployed by the Employer as an eligible Employee, he shall resume participation under the Plan as of the date of his reemployment.

          2.3 Loss of Eligibility with Continued Employment.

          (a) If a Participant becomes an Ineligible Employee, or if a Participant who continues in the employ of an Employer ceases to have contributions made on his behalf for any other reason, then the Participant shall become an Inactive Participant.

          (b) If the Committee determines that a Participant who continues in the employ of the Employer has become an Inactive Participant, then his Before-Tax Contributions shall terminate on a date fixed by the Committee and he shall not be entitled to share in any contributions under Sections 3.2, 3.3 and 3.10, except as otherwise provided herein. All Accounts of an Inactive Participant shall continue to be held in, and subject to the provisions of, the Plan and receive allocations of Trust Fund earnings pursuant to Section 4.2, but shall not receive allocations of contributions. An Inactive Participant's Account balance shall be distributed upon his separation from Service, pursuant to Section V.

          2.4 Designation of Beneficiary.

          (a) If a Participant is married, the Participant's Beneficiary shall be his surviving spouse, and no written Beneficiary designation is required. If a Participant is not married, or if a married Participant wishes to designate someone other than his spouse as his Beneficiary, the Participant's Beneficiary shall be the person designated by the Participant on a form and in the manner designated by the Committee; provided that if a married Participant designates someone other than his spouse as his Beneficiary, the Participant's Beneficiary designation shall be effective only if the spouse consents to the designation in a writing witnessed by either a Plan representative or a notary public.

          (b) If, at the time of his death, the Participant has no surviving spouse or designated Beneficiary, the Beneficiary shall be the beneficiary designated under the Employer-provided group life insurance program or split dollar life insurance program, whichever is applicable. If there is no such designation, or if it is ineffective for any reason, the Beneficiary shall be the Participant's estate, provided that satisfactory evidence of the appointment of a personal representative is presented to the Committee within 90 days after the Participant's death, or such other time period as determined by the Committee. If no such evidence is received by the Committee, then the deceased Participant's Beneficiary shall be the Participant's distributees, as provided by law.

          (c) A Participant may designate a person or entity to be his Beneficiary by filing a properly completed and executed form with the Committee. If a plan is merged into this Plan, Beneficiary designations made with respect to this Plan and the Beneficiary designation provisions of this Plan shall be controlling and shall supersede any beneficiary designations made with respect to the prior plan.

          (d) The interpretation of the Committee with respect to the designation of a Beneficiary shall be binding and conclusive upon all parties, and no person who claims to be a Beneficiary or any other person shall have the right to question any action of the Committee that, in the judgment of the Committee, fulfills the intent of the Participant who filed the designation. A Participant's Beneficiary is bound by the terms of the Plan.

          2.5 Military Service. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u). The Committee may reasonably request that a Participant demonstrate that he has engaged in qualified military service within the meaning of Code Section 414(u).

                                  Section III

                                 CONTRIBUTIONS

          3.1 Before-Tax Contributions.

          (a) A Participant who is an Employee may elect to have Before-Tax Contributions made on his behalf by entering into a salary reduction agreement with his Employer in such form and at such time as the Committee shall designate. Pursuant to the agreement, his Employer shall agree to reduce the Participant's Compensation by a designated percentage and to contribute that designated percentage to the Plan for the benefit of the Participant. The designated percentage may be from 1% to 15% of the Participant's Compensation in whole percentages of Compensation, provided that:

              (i) at any time during the Plan Year, the Committee may limit the percentage of Compensation that may be contributed for the benefit of Highly Compensated Employees, and

              (ii) the maximum amount of Before-Tax Contributions that may be made on behalf of a Participant during a calendar year is $7,000, or an adjusted amount as determined pursuant to Code Sections 402(g) and 415(d).

          (b) The annual limit described in Subsection (a)(ii) as adjusted from time to time, applies to all Before-Tax Contributions made on behalf of the Participant under this Plan and under all other plans qualified under Code
Section 401(k), and it applies to other amounts required to be aggregated under Code Section 402(g)(3). If a Participant participates in another plan that is subject to the annual limit described in Subsection (a), the Participant may allocate any contributions in excess of the annual limit among the plans in which he participates. The Committee shall determine the amount of excess Before-Tax Contributions attributable to this Plan.

          3.2 Employer Matching Contributions.

          (a) The Employer shall make a contribution to each Participant's Employer Matching Contributions Account in an amount equal to 50% of that portion of the Participant's Before-Tax Contributions for the payroll period that does not exceed in the aggregate 6% of the Participant's Compensation in such payroll period. The Employer shall make no Employer Matching Contribution with respect to:

              (i) any After-Tax Contributions made by the Participant under
     Section 3.3,

              (ii) the portion of a Participant's Before-Tax Contributions that exceeds 6% of the Participant's Compensation, or

              (iii) any Before-Tax Contribution that is distributed to the Participant pursuant to Section 4.7.

          (b) Employer Matching Contributions shall be made with respect to a Participant's Before-Tax Contributions, regardless of whether the Participant ceases to be an Employee before the Employer Matching Contribution is made. If more than one Employer has adopted the Plan, each Employer shall make contributions for its own Participants. The percentage of Employer Matching Contributions (made under either Subsection (a), above, or

Subsection (c), below) may be adjusted by the Employer to the extent necessary to comply with the contribution limits and anti-discrimination rules described in Sections 3.6, 4.4 and 4.5.

          (c) For the first Plan Year beginning on or after the Effective Date, and for Plan Years beginning thereafter, and pursuant to the Company reaching pre-established fiscal performance targets approved annually by the Compensation Committee of the Board, the Employer shall make an additional contribution to the Employer Matching Contributions Account of each person who was a Participant during the Plan Year in an amount equal to 3% of the Participant's Eligible Base Salary/Draw; provided, however, effective January 1, 2002, that (i) the person is an Employee as of the end of the Plan Year for which the contribution is made (the "Contribution Plan Year"), (ii) the person was actively making Before-Tax Contributions to the Plan as of the last day within the Contribution Plan Year as of which he was eligible to do so, unless he was precluded from making Before-Tax Contributions after such day pursuant to Sections 3.1(a) or 4.4(a)(i), and (iii) the person, if not an Employee as of the last day of the Contribution Plan Year, would be considered an Employee on such date but for the fact that (x) he was employed abroad by a Related Company other than Capital One Worldwide, and (y) was being paid by the Related Company on a payroll other than the regular United States or Capital One Worldwide payroll. For purposes of this Subsection (c), "Eligible Base Salary/Draw" is defined as semi-monthly base earnings, exclusive of all bonuses, commissions, incentives, and all other payments and awards, received during the Plan Year while Before-Tax Contributions were being made to the Plan on his behalf (or would have been made to the Plan on his behalf but for the restrictions of Section 3.1(a) or 4.4(a)(i) hereof).

          3.3 After-Tax Contributions.

          (a) Each Participant who is an Employee shall have the right to make voluntary After-Tax Contributions whether or not such Participant contributes to the Plan on a Before-Tax Contribution basis.

          (b) After-Tax Contributions are made to the Plan by means of payroll deduction from a Participant's net Compensation (after payment of federal income taxes), in an amount equal to not less than 1% nor more than 9% of the Compensation he receives from the Employer for each payroll period. Contributions made by a Participant pursuant to this Section must be made in whole percentages of Compensation; provided, however, that the contribution percentage amount may be adjusted by the Employer to the extent necessary to comply with the anti-discrimination rules described in Sections 4.4 and 4.5.

          3.4 Elections as to Contributions; Changes; Suspensions.

          (a) A Participant may elect to have Before-Tax Contributions made on his behalf, to authorize the Employer to deduct After-Tax Contributions from his Compensation, to change the contribution percentage prospectively, or to request a suspension or resumption of contributions by filing an appropriate application, salary reduction agreement, or request with the Committee at such time and in such form (including telephonic communication) as the Committee shall designate. Except as otherwise provided in Section 5.9(e), the Committee shall allow Participants to make such elections at any time. All elections made by a Participant shall continue in force until they are changed or until the Participant ceases to be a Participant.

          (b) When an Employee becomes a Participant, the Employer shall, commencing as of the first day of the payroll period coinciding with or next following the Participant's Enrollment Date:

              (i) in the case of Before-Tax Contributions, reduce the Compensation otherwise payable to the Participant by the amount of such Before-Tax Contributions; and

              (ii) in the case of After-Tax Contributions, deduct such contributions from the Participant's Compensation.

          (c) A Participant's right to have Before-Tax Contributions made on his behalf shall be automatically suspended during any Leave of Absence during which the Participant receives no Compensation. When the Participant returns to employment with his Employer, his contributions shall resume as of the date of his return to employment at the contribution rate in effect at the time his Leave of Absence began, unless the Participant elects to suspend or change the rate of contributions.

          (d) A Participant shall not be permitted to make up suspended contributions, and Employer Matching Contributions shall not be made for a Participant with respect to any suspended contributions.

          3.5 Reemployment. A Participant whose employment terminates and who is later re-employed by the Employer may elect to resume contributions as of his reemployment date by making the election described in Section 3.1.

       3.6 Limitation on Contributions. Subject to Section 4.3, each Employer's aggregate employer contributions and Before-Tax Contributions for any Plan Year shall be conditioned on deductibility under Code Section 404 and shall not exceed 15% of the total compensation paid to or accrued with respect to all of its Participants during the Plan Year as provided in Code Section 404(a)(3) and Treasury regulations thereunder. If for any Plan Year the Employer maintains a pension or annuity plan qualified under Code Section 401 in addition to the Plan, then the total contributions made for the Plan Year to the Plan and the pension or annuity plan shall not exceed in the aggregate 25% of the total compensation paid to or accrued with respect to Participants in all such plans, or such greater or lesser percentage as may be allowed as a deduction from the gross income of the Employer under Code Section 404(a)(7) and Treasury regulations thereunder.

       3.7 No Right or Duty of Inquiry. Neither the Trustee, the Committee, nor any Participant shall have any right or duty to inquire into the amount of the Employer's annual contribution or the method used in determining the amount of the Employer's contribution. The Trustee shall be accountable only for funds actually received by him.

       3.8 Time and Manner of Payment of Contributions. Before-Tax Contributions and Employer Matching Contributions shall be paid to the Trustee on a regular basis determined by the Committee; provided that, unless Treasury regulations otherwise require, all Before-Tax Contributions and After-Tax Contributions shall generally be paid to the Trustee as soon as such contributions can reasonably be segregated from the Employer's general assets, but in no event later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash.

       3.9 Non-Reversion. It shall be impossible, at any time before satisfaction of all liabilities with respect to Participants and their Beneficiaries, for any part of the principal or income of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their Beneficiaries. However, the Employer's contributions under the Plan for any particular Plan Year shall be conditioned upon (i) the Plan initially being a qualified plan under Code Section 401(a) for the Plan Year and (ii) the contribution being deductible under Code Section 404. If, after the Employer's contribution has been made, it is determined that a condition described in (i) or (ii) was not satisfied with respect to such contribution, or that all or a portion of such contribution was made under a mistake of fact, then the Trustee shall refund to the Employer within one year of the date the contribution is remitted to the Trustee, if such contribution is made by reason of a mistake of fact, or within one year of the denial of qualification or disallowance of the deduction, the amount of the contribution that was affected by the mistake of fact, or by a condition described in (i) or
(ii) not being satisfied, subject to the following rules:

       (a) The Trustee shall be under no obligation to make such refund unless a written direction of the refund signed by an authorized representative of the Employer, is submitted to the Trustee.

       (b) Earnings attributable to the refundable amount shall not be refunded, but the refundable amount shall be reduced by a proportionate share of any losses of the Trust Fund from the date of crediting by the Trustee to the date of segregation.

       (c) The Trustee shall be under no obligation to verify that the refund is allowable or timely and shall be entitled to rely on the Employer's written direction.

       3.10 Employer Profit-Sharing Contributions.

       (a) The Employer shall as soon as practicable following the end of each calendar quarter allocate an amount to the Employer Profit-Sharing Contributions Account of each Participant who, effective January 1, 2002, (i) was a Participant at any time during such calendar quarter, (ii) was an Employee (other than an Ineligible Employee) on the last day of such calendar quarter, and (iii) if not an Employee as of the last day of the calendar quarter, would be considered an Employee on such date but for the fact that (x) he was employed abroad by a Related Company other than Capital One Worldwide, and (y) was being paid by the Related Company on a payroll other than the regular United States or Capital One Worldwide payroll. The amount allocated pursuant to this Subsection
(a) shall be an amount equal to 3% of such person's Compensation paid with respect to the period during such calendar quarter that he was an Employee.

       (b) The Employer shall as soon as practicable following the end of each calendar quarter allocate to the Employer Profit-Sharing Contributions Account of each Participant listed in Appendix A who, effective January 1, 2002, was a Participant at any time during such calendar quarter the amount set forth in Appendix A with respect to the Participant, provided that such an allocation shall be made only if the person (i) was an Employee (other than as an Ineligible Employee) on the last day of such calendar quarter, and (ii) if not an Employee on the last day of the calendar quarter, would be considered an Employee on such date but for the fact that (x) he was employed abroad by a Related Company other than Capital One Worldwide, and (y) was being paid by the Related Company on a payroll other than the regular United States or Capital One Worldwide payroll. The allocation described in this Subsection (b) shall be in addition to the allocation described in Section 3.10(a).

       (c) The Employer shall make a contribution to the Plan with respect to the allocations described in this Section 3.10 as soon as practicable following the end of the calendar quarter with respect to which the allocations are made, provided that the contribution shall in no event be paid to the Trustee later than the time prescribed by law for filing the Company's federal income tax return for the taxable year with respect to which the contribution is made (including extensions thereof).

                                   SECTION VI

                            ACCOUNTS AND ALLOCATIONS

       4.1 Participants' Accounts. The following Accounts, with such sub-accounts as the Committee deems appropriate, shall be maintained for each
Participant:

       (a) Before-Tax Contributions Account, to which shall be credited the amount in the Participant's before-tax contributions account under the Signet Plan, qualified nonelective employer contributions made to the Signet Plan before January 1, 1986, and earnings thereon, and Before-Tax Contributions made pursuant to Section 3.1 and earnings thereon.

       (b) After-Tax Contributions Account, to which shall be credited the amount in the Participant's after-tax contributions account under the Signet Plan, and voluntary After-Tax Contributions made pursuant to Section 3.3 and Before-Tax Contributions that are recharacterized as After-Tax Contributions pursuant to Section 4.7 (in accordance with Treasury regulations) and earnings thereon. This account shall also include "Thrift Contributions" made to the Signet Plan as it existed before January 1, 1976.

       (c) Employer Matching Contributions Account, to which shall be credited the amount in the Participant's employer matching contributions account under the Signet Plan made after December 31, 1993, and Employer Matching Contributions made pursuant to Section 3.2 and earnings thereon.

       (d) "Matured" Employer Matching Contributions Account, to which shall be credited the amount in the Participant's "matured" employer matching contributions account under the Signet Plan made before January 1, 1994 that have been held in the Signet Plan for at least two complete calendar years. This account shall also include "Profit Sharing Contributions" made to the Signet Plan before January 1, 1986, and earnings thereon.

       (e) Rollover Contributions Account, to which shall be credited the amount in the Participant's rollover contributions account under the Signet Plan immediately before the Effective Date of the Plan, and amounts transferred to the Plan pursuant to Section 13.12 and earnings thereon.

       (f) Employer Profit-Sharing Contributions Account, to which shall be credited the amount of Employer Profit-Sharing Contributions made pursuant to
Section 3.10 and earnings thereon.

       (g) Such additional accounts as may be established by the Committee in order to facilitate the administration of the Plan or comply with relevant tax law.

   The Committee may combine or eliminate any of the Accounts described above at such time as it deems appropriate. Contributions made under a plan that is merged into this Plan, or whose assets are otherwise transferred to this Plan, may be added to the foregoing Accounts according to an applicable Appendix. Earnings on each Account shall be allocated to that Account pursuant to the provisions of Section 4.2 below and Section IX.

       4.2 Allocation and Crediting of Contributions and Earnings. As of the last day of each Plan Year, and at such times during the Plan Year as deemed necessary, the Trustee shall determine the Account Value of each Participant's Accounts, which shall reflect the fair market value of investments in the Account and any contributions or investment earnings not yet invested and any liability of the Participant to the Plan.

      4.3 Annual Addition and Benefit Limitations.

      (a) Notwithstanding any other provision of the Plan to the contrary, the total amount of the Annual Additions, as defined in Subsection (b), that may be allocated to the accounts of a Participant for a Plan Year under all defined contribution plans maintained by the Employer and Related Companies shall not exceed the lesser of (i) $30,000 or (ii) 25% of the Participant's Section 415 Compensation. The $30,000 amount referred to above shall be adjusted from time to time to correspond to the amount prescribed by law under Code Section 415(c)(1)(A) or by the Secretary of the Treasury pursuant to Code Section 415(d), determined as of the last day of the Plan Year to which the limitation applies. The Plan Year shall be the limitation year used to determine whether the requirements of this Section 4.3 have been satisfied.

      (b) For purposes of this Section 4.3, "Annual Additions" means the sum (under all defined contribution plans maintained by the Company and Related Companies) of (i) Before-Tax Contributions, Employer Matching Contributions, performance-based Employer contributions pursuant to Section 3.2(c) ("Performance Contributions"), Employer Profit-Sharing contributions, and other Employer and Related Company contributions made on a Participant's behalf, (ii) forfeitures, and (iii) after-tax contributions. Annual Additions shall not include excess Before-Tax Contributions that are distributed pursuant to Section 4.7(a) (or pre-tax contributions distributed under the counterpart provision of any other plan taken into account under this Section 4.3).

      (c) Solely in the case of Plan Years commencing prior to January 1, 2000, if a Participant is or has been a participant in one or more defined benefit plans and in one or more defined contribution plans maintained by the Employer or a Related Company, then the sum of the "defined benefit plan fraction" (defined below) and the "defined contribution plan fraction" (defined below) for any Plan Year as applied to the plans shall not exceed 1.0. The benefits provided under the Company's defined benefit plan(s) shall be reduced to the extent necessary to comply with the limits of this Subsection (c) before any contributions made to the defined contribution plan(s) are reduced. For purposes of this Section:

               (i) The "defined benefit plan fraction" for any Participant for any Plan Year is a fraction, the numerator of which is the Participant's projected annual benefit under all defined benefit plans of the Employer and Related Companies (determined as of the close of the Plan Year) and the denominator of which is the lesser of:

                    (x) 1.25 multiplied by $90,000 (or such other amount as is permitted or required to be used under Code Section 415(e)), or

                    (y) 1.4 multiplied by 100% of the Participant's highest average Section 415 Compensation for the three consecutive years during which he was a participant in the defined benefit plans.

               (ii) The "defined contribution plan fraction" for any Participant for any Plan Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Accounts as of the close of the Plan Year under all defined contribution plans of the Employer and Related Companies, and the denominator of which is the sum of the lesser of the following amounts determined for the Plan Year and for each previous year of service with the Employer and Related Companies:

                    (x) 1.25 multiplied by the $30,000 amount described in Subsection (a) (as adjusted), or

                    (y) 1.4 multiplied by 25% of the Participant's Section 415 Compensation for the year.

     As an alternative to the foregoing, in determining the limits of this Subsection (c), the Committee may use any other method permissible under Code
Section 415.

          (d) If the Annual Additions for any Plan Year would cause the allocation to a Participant's Account to exceed the limits established in Subsection (a) or, in the case of Plan Years commencing prior to January 1, 2000, (c) above, for that Plan Year, then the excess over the applicable limit (for purposes of this Subsection (a), the "Excess Amount") shall not be allocated to the Participant's Account for the Plan Year and shall instead be administered as follows:

             (i) If the Participant participates in either the Capital One Financial Corporation Excess Savings Plan or the Capital One Financial Corporation Section 415 Excess Plan:

                    (x) Employer Profit-Sharing Contributions with respect to the Participant for the Plan Year shall be reduced to the extent of the Excess Amount. If the reduction in Employer Profit-Sharing Contributions is insufficient to reduce the Excess Amount to zero, then Performance Contributions and Employer Matching Contributions shall be reduced (in that order) to the extent of the remaining Excess Amount. Any reductions described in the preceding two sentences shall be held unallocated in a suspense account for the Plan Year and, after being adjusted to reflect investment experience, treated as follows:

                        (I) If, for the following Plan Year, the Participant is entitled to any Employer Profit-Sharing Contributions, Performance Contributions, or Employer Matching Contributions, the amount in the suspense account (adjusted to reflect investment experience) shall be allocated to the Participant's Account for that Plan Year (and succeeding Plan Years as necessary) in lieu of and to the extent of such additional Employer contributions that otherwise would be made to the Plan with respect to the Participant. The amount in the suspense account shall be applied, first, toward Employer Profit-Sharing Contributions and then, in order, Performance Contributions and Employer Matching Contributions, if any.

                        (II) If, for the following Plan Year, the Participant is
              not entitled to any Employer Profit-Sharing Contributions, Performance Contributions, or Employer Matching Contributions, the amount in the suspense account (adjusted to reflect investment experience) shall be allocated to the Accounts of the Participants who are eligible for such contributions for that Plan Year (and succeeding Plan Years as necessary) in lieu of and to the extent of additional Employer contributions that otherwise would be made to the Plan with respect to the Participants. The amount in the suspense account shall be applied, first, toward Employer

                    Profit-Sharing Contributions and then, in order, Performance Contributions and Employer Matching Contributions, if any.

                         (y) If any reduction made in accordance with Paragraph
               (x), above, is insufficient to reduce the Excess Amount to zero, the Participant's After-Tax Contributions for the Plan Year shall be reduced to the extent of the remaining Excess Amount and, after being adjusted to reflect investment experience, shall be distributed to the Participant as soon as administratively practicable.

                         (z) If any reduction made in accordance with Paragraph
               (y), above, is insufficient to reduce the Excess Amount to zero, the Participant's Before-Tax Contributions for the Plan Year shall be reduced to the extent of the remaining Excess Amount and, after being adjusted to reflect investment experience, shall be distributed to the Participant as soon as administratively practicable.

                    (ii) If the Participant does not participate in either the Capital One Financial Corporation Excess Savings Plan or the Capital One Financial Corporation Section 415 Excess Plan:

                         (x) The Participant's After-Tax Contributions for the
               Plan Year shall be reduced to the extent of the Excess Amount and, after being adjusted to reflect investment experience, shall be distributed to the Participant as soon as administratively practicable.

                         (y) If any reduction made in accordance with Paragraph
               (x), above, is insufficient to reduce the Excess Amount to zero, the Participant's Before-Tax Contributions for the Plan Year shall be reduced to the extent of the remaining Excess Amount and, after being adjusted to reflect investment experience, shall be distributed to the Participant as soon as administratively practicable.

                         (z) If any reduction made in accordance with Paragraph
               (y), above, is insufficient to reduce the Excess Amount to zero, Employer Profit-Sharing Contributions with respect to the Participant for the Plan Year shall be reduced to the extent of the remaining Excess Amount. If the reduction in Employer Profit-Sharing Contributions is insufficient to reduce the remaining Excess Amount to zero, then Performance Contributions and Employer Matching Contributions shall be reduced (in that order) to the extent of the remaining Excess Amount. Any reductions described in the preceding two sentences shall be held unallocated in a suspense account for the Plan Year and, after being adjusted to reflect investment experience, treated as follows:

                             (I) If, for the following Plan Year, the
                   Participant is entitled to any Employer Profit-Sharing Contributions, Performance Contributions, or Employer Matching Contributions, the amount in the suspense account (adjusted to reflect investment experience) shall be allocated to the Participant's Account for that Plan Year (and succeeding Plan Years as necessary) in lieu of and to the extent of such additional Employer contributions that otherwise would be made to the Plan with respect to the Participant. The amount in the suspense account shall be applied, first, toward Employer Profit-Sharing Contributions and then, in order, Performance Contributions and Employer Matching Contributions, if any.

                         (II) If, for the following Plan Year, the Participant
                    is not entitled to any Employer Profit-Sharing Contributions, Performance Contributions, or Employer Matching Contributions, the amount in the suspense account (adjusted to reflect investment experience) shall be allocated to the Accounts of the Participants who are eligible for such contributions for that Plan Year (and succeeding Plan Years as necessary) in lieu of and to the extent of additional Employer contributions that otherwise would be made to the Plan with respect to the Participants. The amount in the suspense account shall be applied, first, toward Employer Profit-Sharing Contributions and then, in order, Performance Contributions and Employer Matching Contributions, if any.

           4.4      Anti-Discrimination Test for Before-Tax Contributions.

           (a) Notwithstanding any other provisions of the Plan to the contrary, the Plan shall meet the anti-discrimination test of Code Section 401(k), described in Subsection (b), for each Plan Year. In order to ensure that the anti-discrimination test is met, the Committee shall adjust the Before-Tax Contributions for the Plan Year to the extent necessary to meet the requirements of Code Section 401(k) and shall instruct the Employer as to how such adjustment shall be made. An adjustment to Before-Tax Contributions shall be accomplished by:

               (i) requiring each Highly Compensated Employee to reduce (or eliminate) the Before-Tax Contributions to be made on his behalf for the Plan Year;

               (ii) returning Before-Tax Contributions made on behalf of Highly Compensated Employees to the Employees as of the end of the Plan Year, in the amount described in Section 4.7;

               (iii) making an additional, fully vested Employer contribution to the Plan, which shall be administered as an additional Before-Tax Contribution, for Participants who are not Highly Compensated Employees and who elected to have Before-Tax Contributions made for the Plan Year, in an amount needed to make the Plan meet the anti-discrimination test, and shall be allocated to the Participant's Before-Tax Contributions Account in the proportion that the Compensation of each Participant who is not a Highly Compensated Employee bears to the Compensation of all such Participants; or

               (iv) taking such other actions as the Committee deems appropriate.

     If the Employer makes an additional, fully vested Employer contribution to the Plan pursuant to Subparagraph (iii) above, the contribution shall be paid to the Trustee no later than the end of the 12-month period immediately following the Plan Year to which the contribution relates.

         (b) The anti-discrimination requirements of Code Section 401(k) provide that, in each Plan Year, one of the following tests must be met:

               (i) the Actual Deferral Percentage (defined below) of the Highly Compensated Employees for the current Plan Year is not more than the Actual Deferral Percentage of all other eligible Employees for the Prior Plan Year multiplied by 1.25; or

               (ii) the excess of the Actual Deferral Percentage of the Highly Compensated Employees for the current Plan Year over that of the other eligible Employees for the Prior Plan Year is not more than two percentage points, and the Actual Deferral Percentage of the Highly Compensated Employees for the current Plan Year is not more than the Actual Deferral Percentage of all other eligible Employees for the Prior Plan Year multiplied by 2.

     If the Actual Deferral Percentage of all eligible Highly Compensated Employees for the current Plan Year exceeds 1.25 of the Actual Deferral Percentage of all other eligible Employees for the prior Plan Year and the Contribution Percentage of all eligible Highly Compensated Employees for the current Plan Year exceeds 1.25 of the Contribution Percentage of other eligible Employees for the prior Plan Year, then the test described in Subsection (ii) shall be used to satisfy the requirement of this Section 4.4(b) only to the extent that the test described in Subsection 4.5(b)(ii) is not used to satisfy the requirement of Section 4.5(b).

         (c) The Actual Deferral Percentage is the average of the ratios, calculated separately for each Employee who is eligible to participate in the Plan, of the amount of Before-Tax Contributions that are credited under the Plan on behalf of the eligible Employee for the applicable Plan Year, to the Employee's Compensation for the applicable Plan Year. Employer Matching Contributions allocated to Participants' Employer Matching Contributions Accounts may be included in computing the Actual Deferral Percentage for a Plan Year, if the Committee determines that inclusion of such contributions is appropriate. As described in Subsection (b), the Actual Deferral Percentage of the Highly Compensated Employees for the current Plan Year shall be compared to the Actual Deferral Percentage of all other eligible Employees for the prior Plan Year. The limitations of Section 4.4(b)(ii) shall be used only to the extent permitted by applicable Treasury regulations.

       (d) Notwithstanding the foregoing, if the test described in Subsection
(b) is not satisfied for a Plan Year, the Committee may use any other test permitted under Code Section 401(k) to determine whether the Plan meets the anti-discrimination requirements of Code Section 401(k).

       (e) If the Employer maintains more than one plan qualified under Code
Section 401(a), and if the plans are aggregated for purposes of satisfying the coverage or anti-discrimination requirements of Code Sections 401(a) or 410(b)(1)(A) or (B), all qualified cash or deferred arrangements contained in such plans shall be aggregated for purposes of performing the anti-discrimination test for Before-Tax Contributions. If a Highly Compensated Employee participates in more than one plan of the Employer, all Before-Tax Contributions made by the Highly Compensated Employee under all such plans shall be aggregated for purposes of performing the test described in Subsection (b), above. The Committee shall administer the anti-discrimination tests of Sections
4.4 and 4.5 in accordance with Internal Revenue Service rulings and Treasury regulations in effect from time to time.

         4.5 Anti-Discrimination Test for Employer Matching Contributions, Performance Contributions and After-Tax Contributions.

         (a) Notwithstanding the foregoing provisions of the Plan, the Plan shall meet the anti-discrimination test of Code Section 401(m) (described in Subsection (b)) for each Plan Year. In order to meet the anti-discrimination test, the Committee shall reduce the Employer Matching Contributions, Performance Contributions, and After-Tax Contributions for the Plan Year to the extent necessary to meet the requirements of Code Section 401(m), in the manner described in Section 4.7. The Committee may also take such other actions to reduce Employer Matching Contributions and After-Tax Contributions as the Committee deems appropriate, including, without limitation, actions similar to those described in Section 4.4(a).

         (b) The anti-discrimination requirements of Code Section 401(m) require that, for each Plan Year, one of the following tests must be met:

             (i) the Contribution Percentage (defined below) of the Highly Compensated Employees for the current Plan Year is not more than the Contribution Percentage of all other eligible Employees for the prior Plan Year multiplied by 1.25; or

             (ii) the excess of the Contribution Percentage of the Highly Compensated Employees for the current Plan Year over that of the other eligible Employees for the prior Plan Year is not more than 2 percentage points, and the Contribution Percentage of the Highly Compensated Employees for the current Plan Year is not more than the Contribution Percentage of all other eligible Employees for the prior Plan Year multiplied by 2.

     If the Actual Deferral Percentage of all eligible Highly Compensated Employees for the current Plan Year exceeds 1.25 of the Actual Deferral Percentage of all other eligible Employees for the prior Plan Year and the Contribution Percentage of all eligible Highly Compensated Employees for the current Plan Year exceeds 1.25 of the Contribution Percentage of other eligible Employees for the prior Plan Year, then the test described in Subsection (ii) shall be used to satisfy the requirement of this Section 4.5(b) only to the extent that the test described in Subsection 4.4(b)(ii) is not used to satisfy the requirement of Section 4.4(b).

         (c) The Contribution Percentage is the average of the ratios, calculated separately for each eligible Employee, of the amount of Employer Matching Contributions, Performance Contributions and After-Tax Contributions that are credited under the Plan on behalf of the eligible Employee for the applicable Plan Year, to the Employee's Compensation for the applicable Plan Year. Before-Tax Contributions may be included in computing the Contribution Percentage for a Plan Year, if the Committee determines that inclusion of such contributions is appropriate. However, Employer Matching Contributions and Performance Contributions used to satisfy the anti-discrimination test described in Section 4.4(b) shall not be taken into account for purposes of the anti-discrimination test described in Subsection (b) above, to the extent required by law. As described in Subsection (b), the Contribution Percentage of the Highly Compensated Employees for the current Plan Year shall be compared to the Contribution Percentage of all other eligible Employees for the prior Plan Year.

         (d) Notwithstanding the foregoing, if the test described in Subsection
(b) is not satisfied for a Plan Year, the Committee may use any other test permitted under Code Section 401(m) to determine whether the Plan meets the anti-discrimination requirements of

Code Section 401(m) . The limitations of Section 4.5(b)(ii) shall be used only to the extent permitted by applicable Treasury regulations.

         (e) If the Employer maintains more than one plan qualified under Code
Section 401(a), and if the plans are aggregated for purposes of satisfying the discrimination or coverage requirements of Code Sections 401(a)(4) or 410(b)(1)(A) or (B), all Employer Matching Contributions and After-Tax Contributions made to such plans shall be aggregated for purposes of performing the anti-discrimination test described in Subsection (b) above. If a Highly Compensated Employee is eligible to participate in more than one plan maintained by the Employer, Employer Matching Contributions, Performance Contributions and After-Tax Contributions made on behalf of the Highly Compensated Employee under all such plans shall be aggregated for purposes of performing the anti-discrimination test described in Subsection (b) above.

         (f) Notwithstanding any other provision of the Plan, the sum of the Actual Deferral Percentage and the Contribution Percentage (as defined above) on behalf of Highly Compensated Employees may not exceed the "aggregate limit" permitted under the multiple use test, as set forth in Treas. Reg. Section 1.401(m)-2(b). If the aggregate limit is exceeded, then the Employer Matching Contributions, Performance Contributions and After-Tax Contributions of those Highly Compensated Employees who participate in the Plan shall be adjusted (beginning with such Highly Compensated Employee with the highest dollar value of such contributions) by first distributing After-Tax Contributions, and then reducing Performance Contributions and Employer Matching Contributions, in that order, so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage is reduced shall be treated as an excess contribution under Section 4.7. The Actual

Deferral Percentage and the Contribution Percentage of the Highly Compensated Employees are determined after any correction required to be made under this Subsection (f). Multiple use does not occur if both the Actual Deferral Percentage and the Contribution Percentage of the Highly Compensated Employees for the current Plan Year does not exceed 1.25 multiplied by the Actual Deferral Percentage and the Contribution Percentage of the non-Highly Compensated Employees for the prior Plan Year.

         4.6 Highly Compensated Employee.

         (a) Except as otherwise provided below, in computing the anti-discrimination tests described in Sections 4.4 and 4.5, a Highly Compensated Employee for a Plan Year is an Employee who:

             (i) was a 5% owner (within the meaning of Code Section 416(i)(1)) of the Employer or a Related Company during the Plan Year or the preceding Plan Year, or

             (ii) received Section 415 Compensation from the Employer and Related Companies for the Preceding Plan year in excess of $80,000 (as indexed in accordance with Code Section 414(q)(1)).

     The determination of Highly Compensated Employees for a Plan Year shall be made in accordance with Code Section 414(q) and applicable Treasury regulations.

         4.7 Distribution of Excess Contributions.

         (a) If a Participant's Before-Tax Contributions exceed the Code Section 402(g) limit described in Section 3.1(a)(ii) for a calendar year, the amount of Before-Tax

Contributions in excess of the limit and income attributable to those Contributions shall be distributed to the Participant by the first April 15/th/ following the close of the calendar year in which the Before-Tax Contributions were made.

          (b) If Before-Tax Contributions of Highly Compensated Employees are required to be reduced as a result of the anti-discrimination test described in
Section 4.4, the excess Before-Tax Contributions and income attributable to those contributions shall be either (i) recharacterized as After-Tax Contributions or (ii) distributed to the Highly Compensated Employees within 2 1/2 months after the close of the Plan Year to which the Before-Tax Contributions relate. In determining the amount of the excess Before-Tax Contributions under this Section, the Committee shall use the leveling method described in Section 4.7(g) hereof. The amount of such excess contributions so determined shall be distributed to Highly Compensated Employees, beginning with the Highly Compensated Employee with the highest dollar amount of Before-Tax Contributions for the Plan Year in an amount required to cause that Highly Compensated Employee's Before-Tax Contributions to equal the dollar amount of the Before-Tax Contributions of the Highly Compensated Employee with the next highest dollar amount of Before-Tax Contributions (or in such lesser amount that, when added to the total dollar amount already distributed under this
Section 4.7(b), would equal the total amount of such excess contributions). The process described in the preceding sentence shall continue until the reduction equals the total of such excess contributions made to the Plan as determined in accordance with Section 4.7(g) hereof.

               (i) To the extent that excess Before-Tax Contributions are distributed to Highly Compensated Employees in order to meet the requirements of Code Section

     401(k), Employer Matching Contributions attributable to such Before-Tax Contributions must also be distributed.

               (ii) To the extent that excess Before-Tax Contributions are recharacterized, they shall not be eligible for the Employer Matching Contribution pursuant to Section 3.2. If an Employer Matching Contribution was made on account of an excess Before-Tax Contribution before such excess Before-Tax Contribution was recharacterized, the Employer Matching Contribution attributable to the excess Before-Tax Contribution shall be distributed to the Highly Compensated Employee to the extent necessary to meet the requirements of Code Section 401(m).

               (iii) In accordance with Treas. Reg. Section
     1.401(k)-(1)(f)(3)(ii), recharacterized excess contributions remain nonforfeitable, regardless of the Employee's age and service, and not distributable earlier than one of the following events:

                     (x) the Employee's retirement, death, Total Disability, or separation from Service; or

                     (y) the Employee's financial hardship or attainment of age 59 1/2.

          (c) If Employer Matching Contributions, Performance Contributions and After-Tax Contributions of Highly Compensated Employees are required to be adjusted as a result of the anti-discrimination test described in Section 4.5, the excess Employer Matching Contributions and After-Tax Contributions and income attributable to those contributions shall be distributed to the Highly Compensated Employees within 2 1/2 months after the close of the

Plan Year to which the contributions relate. In determining the amount of the excess Employer Matching Contributions, Performance Contributions, and After-Tax Contributions, the Committee shall use the leveling method described in Section 4.7(g) hereof. The amount of such excess contributions so determined shall be distributed to Highly Compensated Employees, beginning with the Highly Compensated Employee with the highest dollar amount of Employer Matching Contributions, Performance Contributions, and After-Tax Contributions for the Plan Year in an amount required to cause that Highly Compensated Employee's Employer Matching Contributions, Performance Contributions, and After-Tax Contributions to equal the dollar amount of the Employer Matching Contributions, Performance Contributions, and After-Tax Contributions of the Highly Compensated Employee with the next highest dollar amount of Employer Matching Contributions, Performance Contributions and After-Tax Contributions (or in such lesser amount that, when added to the total amount already distributed under this Section 4.7(c), would equal the total amount of such excess contributions). This process shall continue until the reduction equals the total excess aggregate contributions made to the Plan as determined in accordance with Section 4.7(g) hereof. Such distributions shall be made notwithstanding any other provision of the Plan.

          (d) The amount of income attributable to excess contributions is that portion of the income on the Participant's Account to which the contributions were allocated for the Plan Year that bears the same ratio as the amount of excess contributions bears to the total balance of that Account.

          (e) The distributions required under this Section may be made without the consent of the Participant or his spouse and may be made without regard to any Qualified Domestic Relations Order, as described in Section 6.9.

          (f) In order to comply with the applicable Code requirements, Employer Matching Contributions attributable to Before-Tax Contributions in excess of the Code Section 402(g) dollar limitation under Section 3.1 and Employer Matching Contributions attributable to excess Before-Tax Contributions under Section 3.2 may be forfeited and applied to reduce future Employer Matching Contributions. Such Employer Matching Contributions may be forfeited regardless of whether they are otherwise vested under the Plan.

          (g) The "leveling method" of determining the amount of excess contributions, as described above, means the amount of excess contributions of Highly Compensated Employees, determined as follows:

               Step 1. Hypothetically reduce the ratio described in Section 4.4(c) or 4.5(c), as applicable (the "Ratio"), of the Highly Compensated Employee with the highest such Ratio until either (i) the anti-discrimination test is satisfied or (ii) such Highly Compensated Employee's Ratio is equal to the next highest such Ratio of a Highly Compensated Employee, whichever occurs first.

               Step 2. If necessary, reduce the Ratios of both Highly Compensated Employees with the highest such Ratios (after application of Step 1) until either (i) the anti-discrimination test is satisfied or (ii) such Highly Compensated Employees' Ratios are equal to the next highest such Ratio of a Highly Compensated Employee, whichever occurs first.

               Step 3. Continue the procedure until the anti-discrimination test is satisfied.

          (h) The amount of excess contributions determined under Section 4.4 shall be reduced by Before-Tax Contributions exceeding the Code Section 402(g) limit (as adjusted pursuant to Code Section 415(d)) as provided in Section 3.1, which were previously distributed or recharacterized for the taxable year ending in the same Plan Year.

          4.8 Correction of Error. If an error is made in the adjustment of a Participant's Accounts, the error shall be corrected by the Committee, and any gain or loss resulting from the correction shall be credited to the income or charged as an expense of the Trust Fund for the Plan Year in which the correction is made. In no event shall allocations previously made to the Accounts of other Participants be adjusted on account of the error.

          4.9 Trust Fund as a Single Fund. The creation of separate Accounts for accounting and bookkeeping purposes shall not restrict the Trustee in operating the Trust Fund as a single fund.

                                   SECTION V

                      VESTING AND DISTRIBUTION OF ACCOUNTS

          5.1  Vested Interest.

          (a) Each Participant shall become vested in his Employer Matching Contributions Account and Employer Profit-Sharing Contributions Account according to the following schedule:

          Years of Vesting Service           Vested Percentage
          ------------------------           -----------------

          Two years or less                           0%

          More than two years                       100%

     Notwithstanding the foregoing, a Participant's Employer Matching Contributions Account and Employer Profit-Sharing Contributions Account also shall become fully vested on the first to occur of the following events, if he is then an Employee:

               (i)   his 65/th/ birthday;

               (ii)  his death; or

               (iii) his Total Disability.

         A Participant is always fully vested in his Before-Tax Contributions Account, After-Tax Contributions Account, and Rollover Account.

          (b) If an Employee separates from Service before he has a vested interest in his Employer Matching Contributions Account and then is reemployed, the amount of Service he performed before his separation from Service shall be disregarded in applying the vesting schedule to his post-reemployment Employer Matching Contributions Account if the Employee has incurred a series of consecutive One-Year Periods of Severance from Service that equals or exceeds the greater of (i) five or (ii) the amount of his Service before his separation from Service. In all other cases, if an Employee separates from Service and is reemployed, all of his Service shall be counted for purposes of applying the vesting schedule to his post-reemployment Employer Matching Contributions Account.

          5.2 Normal Retirement. A Participant may retire as of any business day coinciding with or following his Normal Retirement Date. The Participant's Account shall be distributed in accordance with Sections 5.7, 5.8 and 5.10.

          5.3 Early Retirement. A Participant may retire as of any business day coinciding with or following his Early Retirement Date. The Participant's Account shall be distributed in accordance with Sections 5.7, 5.8 and 5.10.

          5.4 Disability Retirement. If a Participant incurs a Total Disability, his retirement shall be effective as of the date on which the Committee determines that he has incurred a Total Disability. The Participant's Account shall be distributed in accordance with Sections 5.7, 5.8 and 5.10.

          5.5 Death Benefits. If a Participant dies before his Account has been distributed, his Account shall be paid to his Beneficiary in accordance with Sections 5.7, 5.8 and 5.10. All of the Participant's outstanding loans described in Section 5.13 shall become due and payable upon the Participant's death.

          5.6  Separation from Service.

          (a)  If a Participant separates from Service for any reason other than
(i) retirement on or after his Early Retirement Date, (ii) retirement on or after his Normal Retirement Date, (iii) Total Disability or (iv) death, the Committee shall determine his vested interest in his Employer Matching Contributions Account and Employer Profit-Sharing Contributions Account as of the date of his severance from Service. The vested portion of the Employer Matching Contributions Account and Employer Profit-Sharing Contributions Account and all other Accounts of the Participant shall be distributed in accordance with Sections 5.7, 5.8 and 5.10. The non-vested portion of the Employer Matching Contributions Account and Employer Profit-Sharing Contributions Account shall be forfeited as of the date such Accounts are distributed. If the Participant's vested interest in such Accounts is zero, the vested percentage (0%) shall be deemed to be distributed as of the date on which the Participant terminates employment, and the non-vested portion shall be forfeited as of such date.

          (b) If a Participant separates from Service before he has a 100% vested interest in his Employer Matching Contributions Account or his Employer Profit-Sharing Contributions Account and is subsequently reemployed by the Employer, the amount that the Participant previously forfeited shall be restored to his Accounts if the Participant repays the amount distributed, as follows:

               (i) The Participant must repay the amount distributed no later than the earlier of (x) the end of the five year period commencing on the date of the Participant's reemployment following his reemployment or (y) the end of the first period of five consecutive One-Year Periods of Severance from Service commencing after the distribution.

               (ii) The Employer shall restore the forfeiture by making an allocation of forfeitures to the Participant's Account and, if necessary, making an additional contribution for the Plan Year in which the restoration occurs.

     If the Participant does not repay the amount distributed in accordance with this Subsection (b) , the amount previously forfeited shall not be restored to the Participant's Account.

          (c) Except as provided in Subsection (b)(ii), all amounts forfeited under the Plan shall be used to reduce Employer Matching Contributions or Employer Profit-Sharing Contributions for the Plan Year in which the Participant terminates employment (and subsequent Plan Years, as necessary), or to pay costs of Plan administration as provided in Section 13.1.

          5.7  Form and Time of Payment.

          (a) Subject to the cash-out provision in Subsection (b), if a Participant terminates employment with the Employer and Related Companies for any reason including death, the Account Value of the Participant's Accounts shall be distributed as soon as practicable in one of the following forms selected by the Participant (or his Beneficiary, in the case of the Participant's death):

               (i) The Account may be paid to the Participant or Beneficiary in a lump sum payment.

               (ii) The Participant's Account may be paid to the Participant or Beneficiary in substantially equal installments, at least annually, over a term certain not extending beyond the shorter of 15 years or the life expectancies of the Participant and his Beneficiary. If the Participant dies before the completion of the installment payments, any balance of the Account shall be paid to his Beneficiary. If a Beneficiary who is receiving payments dies, any remaining balance of the Account shall be paid to the Beneficiary's estate in a lump sum payment.

          (b) If a terminated Participant's vested Account Value does not exceed $5,000 (nor, with respect to distributions made prior to March 22, 1999, ever exceeded such amount), distribution shall be made as soon as is practicable following the Participant's termination of employment. If a terminated Participant's vested Account Value exceeds $5,000 (or, with respect to distributions made prior to March 22, 1999, ever exceeded such amount), distribution shall be made only if the Participant consents to the distribution. The Participant's consent must be given in writing on a form designated by the Committee. To the extent required by law, such form, and a notice which explains the optional forms of benefit available to the Participant and his right to defer the receipt of his benefits under Subsection (d) below, shall be provided to the Participant no less than 30 days and no more than 90 days before the date on which distribution is to commence. A distribution may commence less than 30 days after the date on which the notice described above is given to the Participant, provided that:

               (i) the Committee informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision as to whether to elect a distribution (and, if applicable, a particular distribution option), and

              (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

     Payments shall be made or shall begin to be made as soon as is administratively feasible after the Participant or Beneficiary requests the payment as described above. If additional allocations are to be made to the Participant's Account after the distribution date, the additional allocations shall be distributed as soon as is administratively feasible after they are made.

          (c) A Participant whose vested Account Value exceeds $5,000 on his Normal Retirement Date may elect to postpone commencement of his benefit. A Participant who has elected to postpone commencement of his benefit may later elect to begin receiving his benefit as of any subsequent Valuation Date.

          (d) Notwithstanding the foregoing, distributions from the Plan must begin not later than April 1 following the calendar year in which a Participant
(i) reaches age 70 1/2 or (ii) except in the case of a 5-percent owner (within the meaning of Code Section 416), retires (if later). To the extent required under regulations, rulings, or other guidance of general applicability issued by the United States Treasury Department or the Internal Revenue Service, a Participant who (i) attained age 70-1/2 in a calendar year that begins after December 31, 2002, and was entitled to a distribution from the Plan in accordance with the terms of Code Section 401(a)(9) as in effect before its amendment by Section 1404 of the Small Business Job Protection Act of 1996 and
(ii) has not yet retired before April 1 of the calendar year following the calendar year in which he attains age 70 1/2, may elect that the distribution commence not later than April 1 of the calendar year following the calendar year in which he attains age 70 1/2. If a Participant is still in the employ of the Employer when distributions must begin in accordance with the foregoing provisions of this Subsection (d), the Participant's Account shall be distributed in a lump sum payment or in at least annual installments over a period permitted by Code Section 401(a)(9), as elected by the Participant. If the Participant fails to elect the form in which his Account is to be distributed, the Committee shall distribute the Participant's Account in a lump sum and shall distribute any additional allocations as soon as is administratively feasible after the close of the Plan Year in which the additional allocations are made.

          (e) A Participant may elect to have the portion of his Account that is invested in the Company Stock Fund paid in whole shares of Company Stock with the value of fractional shares paid in cash, or entirely in cash, and it shall be valued as of the Valuation Date as of which the distribution is made. If part or all of a Participant's Account is invested in any Investment Fund other than the Company Stock Fund, that portion of the Account shall be paid in cash and shall be valued as of the Valuation Date as of which the distribution is made.

          (f) The following rules apply to a deceased Participant whose vested Account Value exceeds $5,000 at the time of death:

              (i) If a Participant dies after payments have begun, then his remaining Account balance, if any, must be distributed to his Beneficiary at least as rapidly as under the method of distribution elected by the Participant.

              (ii) If a Participant dies before his Account balance has begun to be distributed, then, except as provided below, his Account balance, if any, must be distributed within five years after the Participant's death. If the Participant's Account balance is distributed in installment payments to (or for the benefit of) an individual Beneficiary, then the Participant's Account balance may be distributed over a period not extending beyond the Beneficiary's life expectancy, and the payments must begin not later than one year after the Participant's death (or such other date as may be prescribed by Treasury regulations).

          (g) With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with regulations under Code Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provisions of the Plan to the contrary. This Section 5.7(g) shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

          5.8 Limitation on Distributions.

          (a) Notwithstanding the foregoing provisions, a Participant's Before-Tax Contributions Account may not be distributed unless:

              (i) the Participant dies, incurs a Total Disability, separates from the Service of the Employer and Related Companies, attains age 59 1/2, or qualifies for a withdrawal under Section 5.9(b);

              (ii) the Participant transfers employment to an employer that has purchased substantially all of the assets used by the Participant's former employer in its trade or business, and the distribution is made within the time period required by applicable Treasury regulations;

              (iii) the Participant is and continues to be employed by a corporation that was formerly a subsidiary of the Employer or a Related Company and the stock of which has been sold, and the distribution is made within the time period required by applicable Treasury regulations; or

              (iv)  the Plan is terminated and no successor plan is established.

     This Section 5.8(a) shall apply as required by Code Section 401(k), notwithstanding anything in the Plan to the contrary, and shall be administered consistent with the requirements of Code Section 401(k).

          (b) If a Participant or Beneficiary elects a distribution from the Plan and for any reason part of the amount elected cannot be distributed (for example, because a portion of the Account is invested in a fund from which a distribution cannot be made for reasons over which the Committee and Trustee have no control), a partial distribution attributable to the available portion of the elected amount may be made.

          5.9 In-Service Withdrawals.

          (a) A Participant may request that the Committee authorize an in-service withdrawal from his Accounts in cash as of any Valuation Date in accordance with any of the following options, which he shall select on an appropriate election form filed with the Committee:

              (i)   Option I (After-Tax Withdrawals):

                    .  After-Tax Contributions Account.

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

           (ii)  Option II ("Matured" Employer Match Withdrawals):

                 .  After-Tax Contributions Account;

                 .  "Matured" Employer Matching Contributions Account.

           (iii) Option III (Hardship Withdrawals):

                 .  After-Tax Contributions Account;

                 .  "Matured" Employer Matching Contributions Account;

                 . Employer Matching Contributions Account (vested portion only);

                 .  Rollover Contributions Account;

                 .  Before-Tax Contributions Account.

           (iv)  Option IV (Age 59 1/2Withdrawals):

                 .  After-Tax Contributions Account;

                 .  "Matured" Employer Matching Contributions Account;

                 .  Rollover Contributions Account;

                 .  Before-Tax Contributions Account.

     A Participant may not withdraw amounts attributable to Employer Matching Contributions made with respect to Plan Years beginning on and after January 1, 1994, for purposes other than hardship. Unless otherwise permitted by law, the amount of earnings on a Participant's After-Tax Contributions is available for withdrawals under this Section. A Participant may not withdraw from his Before-Tax Contributions Account on account of financial hardship any earnings credited to that Account on or after January 1, 1989. If Employer Matching Contributions for years beginning on or after January 1, 1989 are included in computing the Actual Deferral Percentage under Section 4.4, a Participant may not make a hardship withdrawal from these Employer Matching Contributions or earnings thereon.

          (b) A Participant shall be considered to have incurred financial hardship if he has immediate and heavy financial needs that cannot be fulfilled through other reasonably available financial resources of the Participant. In addition, immediate and heavy financial needs shall include:

              (i) expenses for medical care described in Code Section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section 213 (d);

              (ii) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

              (iii) payment of tuition and related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant or his spouse, children or dependents (as defined in Code
     Section 152);

              (iv) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

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

              (v) any additional expenses or payments approved by the Internal Revenue Service.

     The determination of hardship shall be made by the Committee or its Administrative Delegate in accordance with such standards as may be promulgated from time to time by the Internal Revenue Service. The Committee may rely on the Participant's representation that the financial need cannot be relieved:

                  (1) through reimbursement or compensation by insurance or otherwise,

                  (2) by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

                  (3) by cessation of Before-Tax Contributions and After-Tax Contributions under the Plan, or

                  (4) by other distributions or non-taxable loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

          (c) A Participant who wishes to make a withdrawal shall apply to the Committee or its Administrative Delegate for a withdrawal in the form and manner designated by the Committee or its Administrative Delegate. The Participant must furnish such information in support of his application as may be requested by the Committee or its Administrative Delegate. The Committee or its Administrative Delegate may not authorize a hardship withdrawal in excess of the amount deemed necessary to alleviate the hardship, plus amounts

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

necessary to pay federal, state or local income taxes or penalties incurred as a result of the distribution, or in excess of the eligible portion of the Participant's Account as of the date as of which the Committee or its Administrative Delegate approves the withdrawal. The amount withdrawn from a Participant's Account shall not exceed the amount by which the balance of the Participant's Account exceeds the unpaid balance of any outstanding loans described in Section 5.14. The Participant's Account may be charged any expenses necessary to implement the withdrawal.

          (d) All withdrawals made pursuant to this section shall be based on values of Accounts determined in accordance with the procedures established by the Committee. A hardship withdrawal shall be paid in a lump sum payment as soon as is administratively feasible after the Valuation Date coinciding with or next following the date on which the hardship withdrawal is approved.

          (e) A Participant who makes a hardship withdrawal pursuant to this
Section 5.9:

              (i) shall not be eligible to have, for 12 months following the month in which the withdrawal is received, Before-Tax Contributions made on his behalf under this Plan or have elective contributions made on his behalf under any other plan maintained by the Employer or a Related Company, and

              (ii) shall not be eligible to have, for the Participant's taxable year that immediately follows the taxable year in which the hardship withdrawal is received, Before-Tax Contributions made on his behalf under this Plan (or have elective contributions made on his behalf under any other plan maintained by the Employer or a

     Related Company) that exceed the excess (if any) of (A) the applicable limit prescribed by Code Section 402(g) for such following taxable year, over (B) the amount of the Before-Tax Contributions made on the Participant's behalf under this Plan (and any elective contributions made on the Participant's behalf under any other plan maintained by the Employer or a Related Company) for the taxable year in which the hardship withdrawal was received.

          5.10 Distribution Values. Whenever a distribution of all or a portion of a Participant's Account (or Accounts) is required to be made from the Plan to a Participant or to the Alternate Payee or Beneficiary of a Participant, the distribution shall be based on the Account Value of the Participant's Account (or Accounts) determined as of any Valuation Date within the five Business Days preceding the date of distribution. For purposes of this Section 5.10, the "date of distribution" is the date of the check payable to (or wire transfer of funds to) the Participant, Alternate Payee or Beneficiary, as the case may be.

          5.11 Location of Missing Participants.

          (a) If a Participant who is entitled to a distribution cannot be located after reasonable efforts have been made by the Committee to locate him (or, in the case of the Participant's death, his Beneficiary), then the Participant's Account shall be forfeited and used to reduce Employer Matching Contributions for subsequent Plan Years. The Committee shall be deemed to have made reasonable efforts to locate the Participant if the Committee is unable to locate the Participant (or, in the case of a deceased Participant, his Beneficiary) after having made two successive certified or similar mailings to the last address on file with the Committee. If a Participant's Account exceeds $500, reasonable efforts to achieve payment shall be deemed

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

to have been made if the Committee is unable to locate the Participant (or Beneficiary) after two successive certified or similar mailings to the last address on file with the Committee; provided, however, that in no event shall such reasonable efforts be deemed to have been completed earlier than the close of the 12 consecutive calendar month period following the last of the two successive mailings. If a Participant's Account does not exceed $500, reasonable efforts to achieve payment shall be deemed to have been made if the Committee is unable to locate the Participant (or Beneficiary) after one certified or similar mailing to the last address on file with the Committee and the Participant (or Beneficiary) does not respond to the mailing within three months following the date of the mailing.

          (b) As of the Valuation Date next following the end of the 12-month period or three-month period (whichever is applicable), the missing Participant's Account shall be forfeited. If the Participant or Beneficiary makes a valid written claim for the Account after it has been forfeited, the Participant's former Employer shall make a contribution to the Plan to reinstate the forfeited amount to the Participant's Account. The Employer's contribution may be made in one or more payments over such period of time as the Employer deems appropriate.

          5.12 Benefits to Minors and Incompetents.

          (a) If any person entitled to receive payment under the Plan is a minor, the Committee may pay the amount in a lump sum directly to the minor, to a guardian of the minor, or to a custodian selected by the Trustee under the appropriate Uniform Transfers to Minors Act.

          (b) If a person who is entitled to receive payment under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless a previous claim has been made by a duly qualified committee or other legal

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

representative), the payment may be made to the person's spouse, son, daughter, parent, brother, sister or other person deemed by the Committee to have incurred expense for the person otherwise entitled to payment.

         5.13 No Guarantee of Values. The Employer does not guarantee that the market value of the Company Stock when it is distributed will be equal to its purchase price or that the total amount distributable or withdrawable under the Plan will be equal to or greater than the amount of the Participant's contributions and loans. Each Participant assumes all risk of any decrease in the market value of the Company Stock and other assets allocable to his Account in accordance with the provisions of the Plan.

         5.14 Loans. As of any Valuation Date, a Participant who is a "party in interest" (as defined in ERISA Section 3(14)) with respect to the Plan may apply for a loan to be made to the Participant from his vested Accounts. Loan requests shall be made in such form and at such times as the Committee shall designate. A loan may be made to a Participant subject to the following conditions:

         (a) Approval of Loan. A loan may not be made to a Participant unless the Committee (or its Administrative Delegate) approves the loan, acting according to uniform and nondiscriminatory standards and pursuant to applicable law. The Committee (or its Administrative Delegate) may establish one or more written loan policies or procedures, all of which are incorporated into this Plan by reference. The Committee (or its Administrative Delegate) shall take into consideration the terms of any Qualified Domestic Relations Order (as described in Section 6.9) in determining whether to approve the loan.

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

         (b) Amount of Loan. A loan may only be made from a Participant's vested interest in his Accounts as of the Valuation Date as of which the loan is to be made. The minimum loan that may be made to a Participant is $1,000 (or such other amount as may be permitted by law) . The amount of loans outstanding to a Participant at any time, aggregated with the outstanding balance of all other loans to the Participant from all other qualified plans maintained by the Employer and Related Companies, shall not exceed the lesser of:

             (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans to the Participant from the Plan during the one-year period ending on the day before the loan is made over the outstanding balance of the loans to the Participant from the Plan on the date the loan is made; or

             (ii) one-half of the total vested amount then in the Participant's Account.

    Loans shall be made in cash. When a loan is made to a Participant, shares of Company Stock and other assets held in his Account shall be liquidated to provide the funds to be loaned to the Participant. The loan shall be evidenced by a promissory note, which shall be held as an asset of the Participant `s Account.

         (c) Non-discrimination. Loans shall be available to all Participants on a reasonably equivalent basis, provided that the Committee may make reasonable distinctions among prospective borrowers on the basis of creditworthiness. Loans shall not be made available to Highly Compensated Employees in a greater percentage of their vested Account balances than the percentage that is available to other Participants.

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

         (d) Security. A loan to a Participant shall be secured by a pledge of the Participant's Account in the Trust Fund only. A pledge of the Participant's Account in the Trust Fund to secure a loan made from the Trust Fund shall not be subject to the requirements of Section 13.5. Not more than one-half (or such other amount as may be permitted by applicable law) of the Participant's vested Account, determined immediately after the origination of the loan, may be used as security for the outstanding balance of all Plan loans made to the Participant.

         (e) Interest Rate. Interest on a loan shall be charged at a rate established by the Committee from time to time.

         (f) Repayment. A loan shall be repayable within five years from the date on which the loan is made; provided that if the loan proceeds are used to acquire a principal residence of the Participant, the loan repayment term may be up to ten years. Loans to Employees shall be repaid by payroll deduction, with equal payments (including principal and interest) due the second payday of each month; provided, however, that effective October 15, 2001, loan repayments shall be suspended under this Plan as permitted by Code Section 414(u)(4). Loans to Participants who are not active Employees shall be repaid according to appropriate arrangements made by the Committee. A Participant may elect to prepay the balance of his outstanding loan at any time by any method acceptable to the Committee. If a Participant elects to prepay his outstanding loan, the prepayment must be for the entire balance of the loan amount, unless applicable law provides otherwise.

         (g) Loan as a Separate Investment of the Participant's Account. A loan made to a Participant shall be considered a separate investment of the portion of the Participant's

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

Account that is equal to the outstanding balance of the loan. The balance in the borrowing Participant's Account shall be reduced by the outstanding balance of the loan for purposes of allocating net income and increases and decreases in the value of Trust Fund assets. Interest and principal paid on the loan shall be credited to the borrowing Participant's Account and shall be invested as described in Sections 8.7 and 8.13. Principal and interest paid on the loan shall not be considered earnings of the Trust Fund for allocation purposes.

         (h) Expenses. All expenses incurred by the Committee and the Trustee in making, administering, and collecting a loan may be charged against the Account of the borrowing Participant. The Committee, acting in cooperation with the Human Resources Department, may implement a policy charging a loan processing fee.

         (i) Loan Amortization. The loan must be amortized in level payments made not less frequently than quarterly over the term of the loan. However, notwithstanding anything herein to the contrary, effective with respect to loans made on or after January 1, 2002, the Committee may prescribe uniform nondiscretionary rules pursuant to which a payment not made by the date as of which it is due pursuant to the terms of the related promissory note will not be deemed a violation of the level amortization requirement of Code Section 72(p)(2)(C) if it is made not later than the end of the calendar quarter following the calendar quarter in which the required installment was due.

         (j) Default. If an outstanding loan is not repaid as and when due, the principal of and interest on the loan shall be deducted from any benefit that the Participant or his Beneficiary is entitled to receive, and the Participant or Beneficiary shall be subject to tax in accordance with Code requirements. The unpaid principal and interest shall be deducted from

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

the Account on the first date on which a Participant's Account may be distributed. A loan shall become due and payable upon a Participant's termination of employment. If the Participant (or Beneficiary, in the event of the Participant's death) does not repay the loan within 90 days after the Participant's termination of employment, the portion of the Participant's Account attributable to the unpaid loan shall be deemed to be distributed to the Participant (or Beneficiary) as of the end of the 90-day period, and the Participant's Account balance shall be automatically offset by the unpaid loan balance. Notwithstanding the foregoing, in the case of a Participant who returns to employment with the Company or a Related Company prior to the end of such 90-day period, the loan shall not be deemed distributed and his Account balance shall not be offset, provided he makes all payments that are due and outstanding as of his date of reemployment (pursuant to the amortization schedule issued under such loan) prior to the end of such 90-day period.

         (k) Forms and Documents. The Committee (or its Administrative Delegate) may adopt and utilize such forms and other documents and procedures (including the use of telephonic communications) as may be necessary or appropriate to administer the Plan's loan provisions, and such forms, documents, and procedures are incorporated herein by this reference.

         5.15 Eligible Rollover Distributions.

         (a) Notwithstanding any provision of the Plan to the contrary, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

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

         (b)  Definitions.

              (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and, effective with respect to distributions after December 31, 1999, any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV).

              (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a) , an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403 (a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

              (iii) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414 (p), are distributees with regard to the interest of the spouse or former spouse.

              (iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.


         5.16 Insiders. Notwithstanding anything in the Plan to the contrary:


         (a) The Committee may impose on Insiders such restrictions and requirements regarding participation, contributions, investments, distributions and other matters as the Committee deems appropriate to comply with Rule 1Gb-3.

         (b) If required by Rule lEb-3 or other applicable law, a loan made by an Insider shall not be funded from the Insider's interest in the Company Stock Fund.

         (c) If required by Rule lGb-3 or other applicable law, a Participant who is an Insider may not request a withdrawal from, or a transfer to or from, the Company Stock Fund more frequently than once a month.

         5.17 Payments to Alternate Payees. An Alternate Payee shall be entitled to receive a distribution from a Participant's Account (pursuant to a Qualified Domestic Relations Order) notwithstanding the fact that the Participant is not currently eligible to receive a distribution from the Plan, provided the distribution is made in accordance with the procedures described in Code Section 414(p) and Sections and 6.9 of the Plan. Notwithstanding the foregoing, a distribution shall be made under this Section 5.17 only to the extent the Participant is vested in his Account.

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

                                   Section VI

                         ADMINISTRATION BY THE COMMITTEE

         6.1 Plan Administrator. The Plan shall be administered by the Committee. The members of the Committee shall consist of one or more persons appointed from time to time by the Company, by action of the Board, to serve until their death, resignation or removal by the Company. A person shall not be ineligible to be a member of the Committee because he is or may become a Participant in the Plan. Any member of the Committee may be removed, and new members may be appointed, by action of the Board. The Committee and each of its members shall be named fiduciaries with respect to the Plan, and shall be indemnified by the Employer against any and all liabilities incurred by reason of any action taken in good faith pursuant to the provisions of the Plan. For purposes of administering the Plan, the Committee may delegate any or all of its duties, powers and responsibilities to one or more persons, entities, divisions or subcommittees, whose members may or may not be members of the Committee.

         6.2 Responsibilities. The Committee shall have responsibility and authority to take all action and to make all decisions necessary or proper to carry out the Plan. The determination of the Committee as to any question involving the administration and interpretation of the Plan shall be final, conclusive and binding. Without limiting the generality of the foregoing, the Committee shall have the power, duty and express discretionary authority:

         (a) to require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefits under the Plan;

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

         (b) to make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

         (c) to construe and interpret the Plan, to resolve any ambiguity or inconsistency, to determine all matters of fact, and to decide all questions of eligibility and to determine the amount, manner and time of payment of any benefits hereunder;

         (d) to prescribe procedures to be followed by Employees in filing applications for benefits;

         (e) to make a determination as to the right of any person to a benefit and to afford any person dissatisfied with such determination the right to a hearing;

         (f) to employ counsel, accountants, specialists, agents and such clerical, medical and other services as the Committee may require in carrying out the provisions of the Plan;

         (g) to determine the manner in which the assets of the Plan shall be disbursed;

         (h) to prepare and distribute, in such manner as it determines to be appropriate, information explaining the Plan;

         (i) to furnish the Employer, upon request, with such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

         (j) to direct the Trustee as to the method in which and persons to whom Plan assets are to be distributed;

         (k) to authorize one or more persons to make any payment on its behalf, or to execute or deliver any instrument;

         (l) to appoint an independent fiduciary to carry out activities relating to the Company Stock Fund if the Trustee so requests in accordance with
Section 8.11(b);

         (m) to engage an Administrative Delegate who shall perform, without discretionary authority or control, administrative functions within the framework of policies, interpretations, rules, practices, and procedures established by the Committee from time to time;

         (n) to establish, for administrative purposes, unit values for one or more Investment Funds (or any portion thereof) and maintain the Accounts setting forth each Participant's interest in such Investment Fund (or any portion thereof) in terms of such units, all in accordance with such rules and procedures as the Committee shall establish. In the event that unit accounting is thus established for any Investment Fund, the value of a Participant's interest in that Investment Fund (or any portion thereof) at any time shall be an amount equal to the then value of a unit in such Investment Fund (or any portion thereof) multiplied by the number of units then credited to the Participant;

         (o) to establish an investment policy and select Investment Funds for the Trust Fund;

         (p) to receive and review reports on the financial condition of the Trust Fund and statements of the receipts and disbursements of the Trust Fund from the Trustee; and

         (q) to appoint one or more Investment Managers to manage any part or all of the assets of the Plan.

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

         The Committee shall have the power to modify by administrative practice the time periods set forth in the Plan for filing applications with respect to withdrawals, distributions and Plan loans.

         6.3 Delegation of Duties:

         (a) To the extent permitted by law, the Committee and any person to whom it may delegate any duty or power in connection with the Plan and the Employer and its officers and directors shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in the reliance upon, any counsel, accountant, other specialist or other person selected by the Committee, or in reliance upon any tables, valuations, certificates, opinions or reports that shall be furnished by any of them or by the Trustee. To the extent permitted by law, no member of the Committee or any subcommittee, nor the Employer or its officers and directors, shall be liable for any neglect, omission or wrongdoing of the Trustee or of any other person to whom powers, duties or responsibilities with respect to the Plan have been delegated.

         (b) The Committee may adopt such rules, regulations and bylaws and may make such decisions as it deems necessary or desirable for the proper administration of the Plan, and all rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. Any rule or decision that is not inconsistent with the provisions of the Plan shall be conclusive and binding upon all persons affected by it, and there shall be no appeal from any ruling by the Committee that is within its authority, except as otherwise provided herein. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by an Employer or anyone acting on behalf of an Employer.

         6.4 Indemnification. The Employer shall indemnify each Committee member and each other Employee who is involved in the administration of the Plan against all costs, expenses and liabilities, including attorney's fees, incurred in connection with any action, suit or proceeding instituted against any of them alleging any act of omission or commission performed while discharging their duties with respect to the Plans, other than liability incurred as a result of that person's gross negligence or willful misconduct. Promptly after receipt by an indemnified party of notice of the commencement of any action, the indemnified party shall notify the Employer of the action. The Employer shall be entitled to participate at its own expense in the defense or to assume the defense of any action brought against any indemnified party. If the Employer elects to assume the defense of any such suit, the defense shall be conducted by counsel chosen by the Employer, and the indemnified party shall bear the fees and expenses of any additional counsel retained by him.

         6.5 Operation. The Board shall appoint a chairman of the Committee, and the Board shall also appoint a secretary of the Committee who may, but need not, be a member of the Committee. Notwithstanding the immediately preceding sentence, the members of the Committee may elect a new chairman, and the members of the Committee may also elect a new secretary who may, but need not, be a member of the Committee. The Committee shall have the power to: (a) appoint from its membership such sub-committees with such powers as the Committee shall determine, (b) authorize one or more of its members or any agent to execute or deliver any instrument or to make any payment on behalf of the Committee, and
(c) employ counsel and agents and such clerical and other services as the Committee shall deem requisite or desirable in carrying out the provisions of the Plan. The Committee shall be fully protected in relying on data, information or statistics furnished it by persons performing ministerial and limited discretionary functions as long as the Committee has had no reason to doubt the competence, integrity or responsibility of any such person.

         6.6 Meetings and Quorum. The Committee shall hold meetings upon such notice, at such places, and at such intervals as it may from time to time determine. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by the vote of a majority of those present at any such meeting. Action may be taken by the Committee without a meeting by a written consent signed by a majority of the members of the Committee.

         6.7 Compensation. The members of the Committee shall not be entitled to any compensation for their services with respect to the Plan, but the Committee members shall be entitled to reimbursement for any and all necessary expenses that each member may incur. The expenses shall be paid by the Employer or from the Trust Fund. Any such payments from the Trust Fund shall be deemed to be for the exclusive benefit of Participants. Unless otherwise determined by the Company or required by law, no officer of the Company and no member of the Committee or any subcommittee shall be required to give any bond or other security in any jurisdiction.

         6.8 Duties Assigned to Human Resources Division. The Committee has delegated to the Human Resources Division, or other servicing agent, the following duties:

         (a) designing all necessary forms; and

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

         (b) administering daily operations of the Plan including administration of loans (Section 5.14) and withdrawals (Section 5.9).

         6.9 Domestic Relations Orders.

         (a) If the Trustee or the Committee receives a domestic relations order that purports to require the payment of a Participant's benefits to a person other than the Participant, the Committee shall take the following steps:

             (i) If benefits are in pay status, the Committee shall direct the Trustee to withhold funds and account separately for the amounts that will be payable to the Alternate Payees (defined below) if the order is a Qualified Domestic Relations Order (defined below).

             (ii) The Committee shall promptly notify the named Participant and any Alternate Payees of the receipt of the domestic relations order and of the Committee's procedures for determining if the order is a Qualified Domestic Relations Order.

             (iii) The Committee shall determine whether the order is a Qualified Domestic Relations Order under the provisions of Code Section 414 (p).

             (iv) The Committee shall notify the named Participant and any Alternate Payees of its determination as to whether the order meets the requirements of a Qualified Domestic Relations Order.

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         (b) If, within 18 months beginning on the date the first payment would be made under the domestic relations order (the "18-Month Period"), the order is determined to be a Qualified Domestic Relations Order, the Committee shall direct the Trustee to pay the specified amounts to the persons entitled to receive the amounts pursuant to the order.

         (c) If, within the 18-Month Period (i) the order is determined not to be a Qualified Domestic Relations Order or (ii) the issue as to whether the order is a Qualified Domestic Relations Order has not been resolved, the Committee shall direct the Trustee to pay the amounts (and any interest thereon) to the Participant or other person who would have been entitled to such amounts if there had been no order.

         (d) If an order is determined to be a Qualified Domestic Relations Order after the end of the 18-Month Period, the determination shall be applied prospectively only.

         (e) For the purposes of this Section, the following terms shall have the following definitions:

             (i) Alternate Payee: Any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to all or a portion of the benefits payable under the Plan to the Participant.

             (ii) Qualified Domestic Relations Order: Any domestic relations order or judgment that meets the requirements set forth in Code Section 414 (p).

Section XII

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                                  SECTION VII

                        DUTIES AND POWERS OF THE TRUSTEE

          7.1 General. The Trustee shall receive, hold, manage, convert, sell, exchange, invest, disburse and otherwise deal with such contributions as may from time to time be made to the Trust Fund and the income and profits therefrom, in the manner and for the uses and purposes of the Plan as provided in the Plan and in the Trust Agreement described in Section 7.2. If an Investment Manager is appointed, the Investment Manager shall manage all or a portion of the assets of the Trust Fund in accordance with instructions given by the Committee.

          7.2 Trust Agreement. The Company has entered into a Trust Agreement with the Trustee under which the Trustee will receive, invest and administer the Trust Fund. The Trust Agreement is incorporated by reference as a part of the Plan, and the rights of all persons under the Plan are subject to the terms of the Trust Agreement. The Trust Agreement provides for the investment and reinvestment of the Trust Fund, the management of the Trust Fund, the responsibilities and immunities of the Trustee, the removal of the Trustee and appointment of a successor, the accounting by the Trustee and the disbursement of the Trust Fund.

          7.3 Limitation of Liability. The Trustee shall hold in trust and administer the Trust Fund subject to all the terms and conditions of this Plan and of the Trust Agreement. The Trustee's responsibility shall be limited to holding, investing and reinvesting the assets of the Trust Fund from time to time in its possession or under its control as Trustee and to disbursing funds as shall be directed by the Committee. The Trustee shall not be responsible for the correctness of any payment or disbursement or action if made in accordance with the instructions of the Committee. If an Investment Manager is appointed, the Trustee's liability and

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responsibility with regard to holding, investing and reinvesting the assets shall be limited as provided in the Trust Agreement.

          7.4 Power of Trustee to Carry Out the Plan. If, at any time, the Company or the Committee shall be incapable, for any reason, of giving directions, instructions or authorizations to the Trustee, as herein provided, the Trustee may act, without such directions, instructions or authorizations, as it, in its discretion, shall deem appropriate and advisable under the circumstances for carrying out the provisions of the Plan.

          7.5 Appointment of Investment Managers. The Committee may appoint investment managers to manage part or all of the trust assets, as provided in the Trust Agreement. An investment manager must qualify as an investment manager under ERISA Section 3(38).

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                                  SECTION VIII

                              DIRECTED INVESTMENTS

          8.1 Directed Investments. Each Participant shall have the right to direct the investment of any or all of his Accounts subject to the requirements of Sections 8.2 and 8.3 among the Investment Funds authorized by the Committee, in accordance with regulations issued under the Code and ERISA, as follows:

          (a) Each Participant may file a written investment direction with the Committee or its Administrative Delegate that specifies the Investment Funds (as described in Section 8.3) in which his Accounts are to be invested.

          (b) The Committee shall prescribe dates as of which investment directions shall be effective and time periods within which written investment directions must be filed with the Committee. An investment direction shall continue to apply until a subsequent written direction is filed with the Committee.

          (c) The Committee shall forward investment directions to the Trustee (or to such third party as the Committee and the Trustee shall designate) in order to implement the Participants' directions.

          (d) In addition to the above, Participants may make daily investment directions by giving telephonic instructions in accordance with the procedures established by the Committee.

          8.2 Investment Election Changes. A Participant may (a) change prospectively his investment direction or (b) reallocate the percentage investment of his aggregate investments

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with respect to any of his Accounts described in Section 4.1 effective as of any
Valuation Date by following the telephonic investment direction procedures or other procedures established by the Committee.

          8.3  Investment Funds.

          (a) Except as otherwise provided in Subparagraph (ii) below, a Participant shall have the right to direct the investment of his Accounts attributable to Before-Tax Contributions, After-Tax Contributions, Employer Matching Contributions and Employer Profit-Sharing Contributions in one or more Investment Funds and such additional Investment Funds as may be authorized for investment by the Committee from time to time, including a Company Stock Fund that invests primarily in common stock of the Company.

     If the name of any Investment Fund changes, then the provisions of this
Section 8.3 shall continue to apply to such Investment Fund, as renamed.

          (b) The Committee may add to or reduce the number and type of Investment Funds that are available for investment in any Plan Year. The Committee shall select the Investment Funds in accordance with ERISA Section 404(c) and the regulations thereunder. Special Investment Funds with respect to assets of plans that are merged into or transferred out of the Plan may be designated pursuant to an applicable Appendix. The Committee may limit the percentage of Participants' Accounts that may be invested in any one of the Investment Funds, and the Committee may establish rules relating to the investment of Accounts in the Investment Funds. The percentage investment in one or all of the Investment Funds shall be in whole percentages, beginning with 0% and ending with 100%.

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          (c)  Any portion of an Investment Fund described in Subsection (a)
may, pending permanent investment or distribution, be invested in short term securities issued or guaranteed by the United States of America or any agency or instrumentality thereof or any other investments of a short term nature, including corporate obligations or participations therein and through the medium of any common, collective or commingled trust fund maintained by the Trustee which is invested principally in property of the kind specified in this subsection. A portion of an Investment Fund may be maintained in cash.

          (d) Income from investments in each Investment Fund shall be reinvested in the same Investment Fund. Investment expenses for each Investment Fund shall be charged to the Participants' Accounts for purposes of determining the increase (or decrease) in the fair market value of the Trust Fund.

          8.4  Information.

          (a) To the extent required by applicable law or regulations, each Participant shall be provided the following information for each Investment
Fund:

               (i) an explanation that the Plan is intended to constitute a plan described in ERISA Section 404(c) and the corresponding regulations, and that the fiduciaries of the Plan may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by such Participant;

               (ii) a description of the Investment Fund and its investment objectives and risk and return characteristics, including the type and diversification of assets in the investment;

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         (iii)  an identification of any designated investment managers;

         (iv) an explanation of the circumstances under which the Participant may give instructions and limitations thereon;

         (v) a description of any fees and expenses which may be charged to the Participant's Account in connection with purchases or sales of interests in the Investment Fund;

         (vi) the name, address and telephone number of the Plan fiduciary (or his designee) responsible for providing the information required under this
Section 8.4;

         (vii) any materials relating to the exercise of voting or similar rights incidental to the Participant's ownership interest in the Investment Fund, to the extent that such rights are passed through to Participants under the terms of the Plan;

         (viii) if the Investment Fund is subject to the Securities Act of 1933, a copy of the most recent prospectus immediately prior to the Participant's initial investment in the Investment Fund; and

         (ix) with respect to the Company Stock Fund, Participants shall be provided with all information generally required to be provided to shareholders of the Company.

     (b) To the extent required by applicable law or regulations, upon request, each Participant shall also be provided the following information for each Investment Fund:

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

         (i) a description of the annual operating expenses and the total expenses, expressed as a percentage of average net assets;

         (ii) copies of any prospectuses, financial statements and reports, and any other materials that are available to the Plan;

         (iii) a list of the assets comprising the portfolio, together with the value of each asset and, if the asset is a fixed rate contract issued by a bank, savings and loan association, or insurance company, the name of the issuer, the term, and the rate of return on the contract;

         (iv) information concerning the value of shares or units in Investment Funds available to Participants under the Plan, as well as the past and current investment performance of such funds (determined, net of expenses, on a reasonable and consistent basis); and

         (v) information concerning the value of shares or units held in the Account of the Participant.

     8.5 Limitations on Directed Investments. A Participant may not issue investment directions that would:

     (a) result in a prohibited transaction as described in ERISA Section 406 or Code Section 4975;

     (b) generate taxable income to the Plan or jeopardize its tax qualified status;

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

         (c) not be in accordance with the documents and instruments governing the Plan;

         (d) cause a fiduciary to maintain the indicia of ownership in an asset outside jurisdiction of the United States district courts;

         (e) result in a loss greater than the balance in the Participant's Account; or

         (f) result in certain transactions between the Plan and the Employer or an affiliate of the Employer.

         8.6 Application to Beneficiaries and Alternate Payees. All Beneficiaries of deceased Participants who have Account balances in the Plan may direct the investment of their Accounts into any one or more of the Investment Funds offered pursuant to Section 8.3. After an Alternate Payee's interest in a Participant's Accounts has been finally determined pursuant to Section 6.9, the Alternate Payee may direct the investment of the Alternate Payee's Accounts into one or more of the Investment Funds offered pursuant to Section 8.3, to the same extent that the Participant could have directed the investment of the Accounts.

         8.7 Order of Withdrawals and Loans from the Investment Funds. When a withdrawal or loan is made from a Participant's Account that is invested in more than one Investment Fund, the amount to be withdrawn or loaned shall be deducted proportionately from the amount invested in each Investment Fund. In the case of a loan, the amount to be deducted from each Investment Fund shall be determined as of the Valuation Date as of which the loan is to be made, after amounts to be allocated as of the Valuation Date have been allocated but before any transfers between the Investment Funds or withdrawals have been made. Loan repayments

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

shall be credited to the Investment Funds in accordance with the Participant's then current investment elections with respect to his current contributions to the Plan. In the case of a withdrawal, the amount to be deducted from each Investment Fund shall be determined as of the Valuation Date as of which the withdrawal is to be made, after amounts to be allocated as of that Valuation Date have been allocated and after any loans or any transfers between Investment Funds have been made. The Committee shall have discretion to change the order in which withdrawals and loans from the Investment Funds are to be made and credited.

         8.8 Accounts Not Directed. If a Participant fails to designate the fund or funds in which his Accounts are to be invested, the Participant's Accounts shall be invested by the Trustee in the Investment Fund designated by the Committee for this purpose.

         8.9 Limitation on Insiders' Interests in Company Stock. The Committee may determine that the fair market value of Company Stock held in the Accounts of Participants who are Insiders may not equal or exceed 20% of the fair market value of all securities with a readily ascertainable fair market value that are then held in the Trust Fund. If the limitation of this Section is or may be exceeded, the Committee may direct Insiders to invest all or part of their Accounts in investments other than the Company Stock Fund, consistent with applicable Code and ERISA requirements.

         8.10 Voting, Tender and Exercise of Similar Rights.

         (a) A Participant may instruct the Trustee how to vote, tender, or exercise similar rights with respect to assets that are allocated to the Participant's Account. The Trustee shall hold any voting, tender, or similar instructions it receives from a Participant in the strictest confidence and shall implement and follow procedures sufficient to safeguard the confidentiality

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

of such instructions, except to the extent necessary to comply with Federal or state laws not preempted by ERISA.

         (b) Except as provided in the following sentence and unless otherwise required by applicable law, the Trustee shall not vote proxies or exercise other rights of ownership with respect to unallocated assets held in Investment Funds or assets that have been allocated to a Participant's Account for which no instructions have been received. To the extent practicable, all unallocated assets held under the Plan (other than Company Stock) shall, solely for the purposes of this Section 8.10, be allocated to the Account of each Participant who has issued instructions to the Trustee in the same proportion as such Participant's allocated proportion of assets bears to the aggregate of all like assets for which instructions have been issued by the Participant to the Trustee.

         (c) The Committee (or its agent) shall ensure that all notices, forms, and other information regarding the exercise of voting, tender, or similar rights are distributed to Participants within a reasonable time before voting, tender, or similar rights are to be exercised. Instructions from a Participant must be received by the Trustee in time for the Trustee to act with respect to them.

         8.11 Management of the Company Stock Fund.

         (a) The Committee shall implement and follow procedures sufficient to safeguard the confidentiality of information relating to the purchase, holding, and sale of Company Stock in the Company Stock Fund, except to the extent necessary to comply with federal or state laws not preempted by ERISA.

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

               (b) If required by law, the Committee shall appoint an independent fiduciary (within the meaning of applicable Department of Labor regulations) to perform certain functions with respect to the Company Stock Fund if the Committee determines that appointment of an independent fiduciary is necessary because of a potential for undue Employer influence upon Participants with regard to the direct or indirect exercise of their shareholder rights.

               (c) The Committee shall manage the Company Stock Fund in a manner consistent with ERISA, the Code and applicable securities laws. Consistent with these laws, the Committee shall implement appropriate procedures, restrictions and limitations with respect to the purchase and sale of Company Stock.

               8.12  Allocation of Income in the Company Stock Fund.

               (a) All net income that is earned by the Company Stock Fund on investments other than Company Stock shall be invested by the Trustee in shares of Company Stock (except to the extent that the Trust Agreement or any applicable administrative services agreement provides otherwise) . Units of Company Stock attributable to such net income shall be allocated among the Accounts invested in the Company Stock Fund as of each Valuation Date in the proportion that the value of each such Account as of the preceding Valuation Date bears to the value of all such Accounts on the preceding Valuation Date. As described in Section 5.14(g), the outstanding balance of a Participant's loans shall not be included as part of his Account balance for purposes of allocations under this Section 8.12.

               (b) Cash dividends paid on Company Stock held in the Company Stock Fund shall be reinvested in shares of Company Stock and shall be allocated among the Accounts

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

invested in the Company Stock Fund on the basis of the number of units held in each Account as of the previous Valuation Date.

               (c) All Company Stock or other assets received as a result of a stock split or stock dividend, a reorganization or other recapitalization of the Company, spin-off of a subsidiary, or any other transaction shall be allocated among the Participant's Accounts invested in the Company Stock Fund on the basis of the number of units held in each Account as of the previous Valuation Date.

               8.13 Allocation of Income in Investment Funds. This Section shall apply to all Investment Funds described in Section 8.3 except the Company Stock Fund. All net income that is earned on investments in Investment Funds described in Section 8.3 shall be reinvested by the Trustee in the Investment Funds. As of each Valuation Date, the Trustee shall determine the current fair market value of each Investment Fund. As of each Valuation Date, before making adjustments for withdrawals, loans and transfers, the Committee shall adjust the Accounts to reflect the value of the Investment Fund as of such date; such adjustment shall be based on each Participant's Account balance invested in the Investment Fund as of the preceding Valuation Date. As described in Section 5.14(g), the outstanding balance of a Participant's loans shall not be included as part of his Account balance for purposes of allocations under this Section 8.13.

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                                   SECTION IX

                            AMENDMENT AND TERMINATION

               9.1 Reserved Power to Modify, Suspend or Terminate. As future conditions affecting this Plan cannot be foreseen, the Company reserves the right, through action of the Board, to amend, modify, suspend, or terminate the Plan. The Board may effect an amendment either by adopting a resolution setting forth or incorporating the specific terms of the amendment or by adopting a resolution authorizing one or more officer(s) to amend the Plan as necessary and appropriate to carry out the intention of the Board as expressed in the resolution; provided that the Plan Administrator may make technical and conforming amendments to the Plan and any other amendments that do not result in an annual cost to the Company reasonably estimated by the Plan Administrator to be in excess of $500,000. Any amendment may affect both current and future Participants and Beneficiaries, but may not diminish the balances in the Accounts of any Participant or Beneficiary as they existed immediately before the effective date of the amendment.

               9.2 Amendment Requiring Shareholder Approval. If and to the extent required to comply with Rule 16b-3, any amendment to the Plan made prior to September 1, 1994 that would (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of securities that may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan, must be submitted to the shareholders of the Company for approval. Notwithstanding the foregoing, the Board may increase the number of Investment Funds offered under the Plan without first obtaining the approval of the shareholders of the Company. If the September 1, 1994 effective date of the current proposed changes to Rule 16b-3 is postponed, the September 1, 1994 date referred to

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

above shall be deemed to refer to such postponed effective date of the current proposed changes to Rule 16b-3.

               9.3 Termination. If the Plan is terminated or if there is a complete discontinuance of contributions to the Plan, with or without notice, each Participant's interest in his Accounts shall become fully vested. A partial termination of the Plan, with or without notice, shall be deemed to be a termination of the Plan resulting in full vesting as to the part of the Plan that is terminated. In the event of a termination of the Plan, Participants' Accounts shall be distributed or transferred, as elected by Participants pursuant to procedures established by the Committee. A Related Company that has adopted the Plan may terminate its participation in the Plan at any time. In the event of such termination, the Related Company may adopt a successor plan providing substantially similar benefits and the interests of each Participant who is an Employee of the Related Company shall be transferred to the trustee or other funding agent for such successor plan. If the Related Company does not establish a successor plan within six months of its notice of termination of participation in the Plan (or gives sooner notice that no successor plan will be established) then the Plan shall be deemed to be terminated with respect to the Related Company.

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

                                   SECTION X

                                CLAIMS PROCEDURE

               10.1  Benefit Claims Procedure.

               (a) If any person makes a claim regarding the amount of any distribution or its method of payment, such person shall present the reason for the claim in writing to the Committee. The Committee in its discretion, may request a meeting to clarify any matters that it deems pertinent. A claimant who is denied a claim shall, within 90 days of its receipt of the claim, be given notice by the Committee that describes:

                     (i)   the specific reason or reasons for the denial;

                     (ii) the specific reference to the Plan provisions on which the denial is based;

                     (iii) a list of additional material or information (if any) that is necessary for the claimant to perfect the claim, with an explanation of why the additional information is needed;

                     (iv)  an explanation of the Plan's claim procedure; and

                     (v) an explanation that the claimant may request a review of his claim denial by the Committee by filing a written request with the Committee not more than 60 days after receiving written notice of the denial and that the claimant, or his representative, before such review, may review pertinent documents and submit issues and comments in writing.

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

         The Committee's failure to respond to a claim within 90 days of its receipt shall be considered a denial of the claim.

               (b) If a review of the initial denial is requested and the claim is again denied, the Committee shall again give written notice within 60 days of its decision to deny the claim to the claimant setting forth items (i) and (ii) above. All final interpretations, determinations and decisions of the Committee with respect to any matter hereunder shall be conclusive and binding upon the Employer, Participants, Employees, Beneficiaries, and all other persons claiming interest under the Plan, except as otherwise provided by ERISA.

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                                   SECTION XI

                           ADOPTION OF PLAN BY RELATED

                        COMPANIES AND TRANSFERRED ASSETS

               11.1 Adoption of the Plan. Any Related Company may become an Employer, with the approval of the Board, by adopting the Plan for its Employees. A Related Company that becomes a party to the Plan shall promptly deliver to the Trustee a certified copy of the resolutions or other documents evidencing its adoption of the Plan. Notwithstanding anything in the Plan to the contrary, a Related Company adopting the Plan may determine whether and to what extent periods of employment with the Related Company before the Related Company adopts the Plan shall be included as Service under the Plan, and a Related Company may exclude certain classes of Employees from eligibility to participate in the Plan, as long as the exclusion does not result in prohibited discrimination under the Code.

               11.2 Withdrawal. An Employer may withdraw from the Plan at any time by giving the Committee advance notice in writing of its intention to withdraw. Upon receipt of notice of a withdrawal, the Committee shall certify to the Trustee the equitable share of the withdrawing Employer in the Trust Fund, and the Trustee shall set aside from the Trust Fund such securities and other property as it shall, in its sole discretion, deem to be equal in value to the withdrawing Employer's equitable share. If the Plan is to be terminated with respect to the withdrawing Employer, the amount set aside shall be administered according to Section 9.3. If the Plan is not to be terminated with respect to the withdrawing Employer, the Trustee shall turn over the withdrawing Employer's equitable share to a trustee designated by the withdrawing Employer, and the securities and other property shall thereafter be held and invested as a separate trust of the withdrawing Employer.

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

               11.3 Sale of Employer or Division. If substantially all of the stock or assets of an Employer or a division of an Employer are sold, the Accounts of Participants who are Employees of the affected Employer or division may be transferred to a tax-qualified defined contribution plan of the purchaser. If such a transfer is made, the Accounts of the affected Participants shall be transferred to a tax-qualified plan of the purchaser, and the affected Participants shall no longer be entitled to any benefits under this Plan. The transfer of Accounts shall be full satisfaction of this Plan's obligation to provide benefits to the affected Participants and their Beneficiaries.

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                                  SECTION XII

                                   TOP HEAVY

               12.1 Top Heavy. If the Plan is Top Heavy for any Plan Year, then the provisions of this Section XII shall apply, notwithstanding anything in the Plan to the contrary. The determination of Top Heavy status shall be made as follows:

               (a)   "Top Heavy" plans are plans that are qualified under Code
Section 401(a) and under which the sum of the account balances of Key Employees under defined contribution plans and the present value of accrued benefits of Key Employees under defined benefit plans, if any, exceeds 60% of the sum of the present value of accrued benefits and account balances of all employees, former employees (except for former employees who perform no services for the Employer for the five-year period ending on the determination date), and beneficiaries in the plans. The determination date is the date on which it is determined whether this Plan is Top Heavy. Such determination shall be made as of the last day of the immediately preceding Plan Year, based on values as of that date, and shall be made in accordance with Code Section 416(g). In determining whether the Plan is Top Heavy, actuarial equivalence and benefit accruals shall be determined on the basis of the definition of actuarial equivalence and accrued benefits used for purposes of the Capital One Financial Corporation Cash Balance Pension Plan, as in effect at the time. If the Employer and Related Companies maintain more than one qualified plan, then (i) each such plan in which a Key Employee is or was a participant at any time during the determination period (regardless of whether the plan has terminated) and (ii) each such plan that must be taken into account in order for a plan described in the preceding clause to meet the requirements of Code Sections 401(a)(4) and 410 shall be aggregated with this Plan to determine whether the plans, as a group, are Top Heavy. For purposes of the Top Heavy test, the Employer

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

may aggregate any other qualified plans with this Plan to the extent that such aggregation is permitted by Code Section 416(g). The Company shall determine whether the Plan is Top Heavy. For purposes of the preceding sentence, a plan includes a terminated plan which was maintained by the Company within the last five years ending on the determination date and would otherwise be required to be aggregated with this Plan.

               (b) A Key Employee is an Employee, former Employee, or Beneficiary who, at any time during the Plan Year or during any of the four preceding Plan Years, is or was (i) an officer of the Employer or a Related Company whose annual Section 415 Compensation from the Employer and Related Companies exceeds 50% of the amount in effect under Code Section 415(b)(1)(A) for the Plan Year, (ii) one of the ten employees who owns (or is considered as owning, within the meaning of Code Section 318) at least 0.5% and the largest interests in the Employer or a Related Company and whose annual section 415 Compensation from the Employer and Related Companies exceeds $30,000 (or the amount in effect under Code Section 415(c)(1)(A) for the Plan Year, (iii) a 5% owner of the Employer or a Related Company, or (iv) a 1% owner of the Employer or a Related Company whose annual section 415 Compensation exceeds $150,000. The amount in effect under Code Section 415(c)(1)(A) for a Plan Year is the $30,000 amount described in Section 4.3 of the Plan, as adjusted. "Key Employee" shall also include the Beneficiary of a deceased Key Employee, as described above. The determination of Key Employee status shall be made in accordance with Code
Section 416(i), and the number of persons who are considered Key Employees shall be limited as provided under that Section. A "non-Key Employee" is an Employee or former Employee who is not a Key Employee.

               12.2 Minimum Allocation. A minimum benefit or a minimum contribution shall be provided for each Participant who is not a Key Employee and who is not covered by a

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

collective bargaining agreement under which retirement benefits were the subject of good faith bargaining. Unless the minimum benefit described in Code Section 416(c)(1) is provided under a defined benefit plan, the amount of Employer and Related Company contributions, Before-Tax Contributions and forfeitures that are allocated under one or more defined contribution plans maintained by the Employer or Related Companies to the account of each Participant described above who is an Employee on the last day of the Plan Year shall be at least equal to the lesser of (a) 3% of the Participant's section 415 Compensation or (b) the percentage of the Participant's section 415 Compensation that is equal to the highest percentage of section 415 Compensation at which Employer and Related Company contributions, Before-Tax Contributions and forfeitures are allocated to a Key Employee's account for the Plan Year. This minimum contribution shall be made under other plans maintained by the Employer or Related Companies before it is made under this Plan. The Employer shall have discretion to contribute any additional amount needed to satisfy this minimum allocation.

               12.3 Compensation Limitation. The amount of a Participant's Compensation that may be taken into account under the Plan for the Plan Year shall not exceed $150,000 (or an adjusted amount pursuant to Code Sections 401(a)(17) and 415(d)).

               12.4  Benefit and Contribution Limitations. The 1.25 amount in
Section 4.4 of the Plan shall be changed to 1.0 unless:

               (a) the sum of the present value of accrued benefits and account balances of Key Employees under plans aggregated pursuant to Section 12.1(a) does not exceed 90% of the total present value of accrued benefits and account balances of all participants in the plans, and

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

               (b) the minimum contribution described in Section 12.2 of the Plan is increased to 7 1/2% of the Participant's Section 415 Compensation.

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                                  SECTION XIII

                                  MISCELLANEOUS

               13.1 Costs of Administration. Any reasonable expense that is paid or incurred by the Company or by the Trust Fund during a Plan Year in connection with maintaining and administering the Plan, including compensation and other expenses and charges of any counsel, accountant, specialist or other person who shall be employed by the Committee in connection with the administration thereof, shall be paid from the Trust Fund unless it is paid by the Company.

               13.2 Charges for Account Transactions. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase and sale of Company Stock or the sale of other securities shall be added to the cost of the Company Stock or securities or deducted from the proceeds, as the case may be. There shall be no commission on transactions with the Company in Company Stock or in cases where purchases and sales are matched.

               13.3 Exclusive Benefit Rule. This Plan shall be administered for the exclusive benefit of the Employees of an Employer and for the payment to Participants out of the income and principal of the Trust Fund of the benefits provided under the Plan. No part of the income or principal of the Trust Fund shall be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, as provided in the Plan.

               13.4 Merger. In the event of any merger or consolidation of the Plan with, or transfer of assets or liabilities to, any other plan, each Participant shall be entitled to a benefit under such other plan immediately after the merger, consolidation, or transfer that is equal to or greater than his Account balance determined under this Plan immediately before the merger, consolidation or transfer.

               13.5 No Right to the Fund. No person shall have any interest in, or right to, any part of the assets of the Trust Fund or any rights under the Plan, except as to the extent expressly provided in the Plan.

               13.6 No Contract of Employment. Nothing contained in the Plan shall be construed as a contract of employment between the Company and any person, or as giving a right to any person to continue in the employment of an Employer, or as limiting the right of an Employer to discharge any person at any time, with or without cause.

               13.7 Non-Alienation of Benefits. No person shall have any interest in or right to any assets of the Trust Fund or any rights under the Plan except to the extent expressly provided in the Plan. Benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any liability for alimony or other payments for the support of a spouse, former spouse, or for any other relative of a Participant or Beneficiary, before actually being received by the person entitled thereto under the terms of the Plan. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable under the Plan shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, or torts of any person entitled to benefits hereunder.

               13.8 Construction and Severability. The Plan shall be administered in accordance with ERISA and, to the extent not preempted thereby, by the laws of the

Commonwealth of Virginia. Each provision of this Plan shall be considered to be severable from all other provisions so that if any provision or any part of a provision shall be declared void, then the remaining provisions of the Plan that are not declared void shall continue to be effective.

               13.9 Delegation of Authority. Whenever the Employer, under the terms of this Plan, is permitted or required to do or perform any act, the act may be done or performed by any officer of the Employer, and such officer shall be presumed to be duly authorized by the Board.

               13.10 Request for Tax Ruling. This Plan is based upon the condition precedent that it shall meet the requirements of the Code with respect to qualified employees' trusts so as to permit the Employer to deduct for federal income tax purposes the amounts of its contributions and so that its contributions will not be taxable to the Participants as income in the year in which the contributions are made. The Employer shall apply for a determination by the Internal Revenue Service that this Plan is so qualified.

               13.11 Changes in Capital Structure. The existence of the Plan shall not limit or in any way affect the right of any Employer to change its capital structure or accounting practices at any time in whatever manner it may determine to be advisable.

               13.12 Receipt of Rollovers and Trustee-to-Trustee Transfers.

               (a) Subject to rules established by the Committee, the Trustee may receive a transfer of assets previously held under another tax-qualified plan for the benefit of any person employed by the Company. Unless the Committee determines otherwise, assets that are subject to the annuity requirements of Code Section 417 may not be transferred to the Plan. Transferred assets may be received directly from the trustee of a tax-qualified plan, or they may be received as a rollover contribution from a tax-qualified plan or from an individual retirement account. Any plan from which assets are received must be a plan qualified under Code Section 401 at the time of the transfer, and any rollover individual retirement account must be an individual retirement account within the meaning of Code Section 408(d)(3)(A)(ii) at the time of the rollover.

         (b) The Trustee shall invest the transferred assets as part of the Trust Fund. The transferred assets, and the earnings and losses attributable to them, shall be held in the person's Rollover Account unless the Committee provides otherwise.

         (c) The Committee and the Trustee shall be fully protected in relying on data, representations, or other information provided by a Participant or other Employee for the purpose of determining that the requirements of Subsection (a) have been satisfied.

         (d) All references to Participants in Sections 4.1(e), 5 (other than
Section 5.14), 8, and 9.3 shall be deemed to refer also to any person who is not a Participant and who has an amount transferred to this Plan on his behalf in accordance with Subsection (a).

         13.13 Plan Merger. The Committee may direct that one or more other defined contribution plans maintained by an Employer be merged into this Plan. In the event of such a merger, the Committee shall designate the Accounts to which each Participant's accounts from the prior plan shall be allocated.

         13.14 Gender and Number. Every pronoun used in the Plan shall be construed to be of such number and gender as the context shall require.

                                   APPENDIX A

                  Subject and pursuant to Section 3.10(b), the Employer shall as soon as practicable following the end of each calendar quarter allocate to the Employer Profit-Sharing Contributions Account of each Participant listed below the amount shown, provided that the Participant was an Employee (other than an Ineligible Employee) on the last day of such calendar quarter and was not an Ineligible Employee, expressed as a percentage of the Participant's Compensation paid with respect to the period during such calendar quarter that the person was a Participant:

        ========================================================================
        NAME                                                        PERCENTAGE
        ------------------------------------------------------------------------
        Charles B. Atkins                                              1.44%
        ------------------------------------------------------------------------
        Shirley J. Ayers                                               1.11%
        ------------------------------------------------------------------------
        Frances L. Barksdale                                           0.71%
        ------------------------------------------------------------------------
        Judith E. Basham                                               0.72%
        ------------------------------------------------------------------------
        Dale P. Bateman                                                1.16%
        ------------------------------------------------------------------------
        Patricia L. Bias                                               0.53%
        ------------------------------------------------------------------------
        Michael N. Blacker                                             0.64%
        ------------------------------------------------------------------------
        Katie P. Blanchard                                             3.06%
        ------------------------------------------------------------------------
        Linda D. Blusiewicz                                            0.71%
        ------------------------------------------------------------------------
        Nancy W. Bollinger                                             0.56%
        ------------------------------------------------------------------------
        Barbara A. Bonwell                                             1.81%
        ------------------------------------------------------------------------
        Monica C. Bowling                                              1.39%
        ------------------------------------------------------------------------
        Deborah L. Bradley                                             0.68%
        ------------------------------------------------------------------------
        Jacqueline M. Bridges                                          2.37%
        ------------------------------------------------------------------------
        Joseph E. Buchanan, Jr.                                        0.65%
        ------------------------------------------------------------------------
        Ann  Burroughs                                                 2.92%
        ------------------------------------------------------------------------
        Sheila J. Caudle                                               0.60%
        ------------------------------------------------------------------------
        M. Wray Clarke                                                 1.72%
        ------------------------------------------------------------------------
        Madeline R. Colavito                                           2.23%
        ------------------------------------------------------------------------
        Gloria J. Cook                                                 0.86%
        ------------------------------------------------------------------------
        Arthur T. Cozart                                               0.70%
        ------------------------------------------------------------------------
        Catherine A. Cuervo                                            4.05%
        ------------------------------------------------------------------------
        Betty R. Daniels                                               0.69%
        ------------------------------------------------------------------------
        Floyd N. Davis, Jr.                                            0.64%
        ------------------------------------------------------------------------
        Jeannie C. Dudley                                              0.42%
        ------------------------------------------------------------------------
        Harriett Elzy                                                  0.76%
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------
        Joan P. Farina                                           2.06%
        ------------------------------------------------------------------------
        Thomas W. Foster                                         1.39%
        ------------------------------------------------------------------------
        Ruth A. Galaspie                                         7.36%
        ------------------------------------------------------------------------
        Gail Gelblicht                                           1.88%
        ------------------------------------------------------------------------
        George E. Giannone                                       0.40%
        ------------------------------------------------------------------------
        Delton E. Hairfield                                      6.63%
        ------------------------------------------------------------------------
        Jack W. Herndon                                          0.58%
        ------------------------------------------------------------------------
        William D. Hudgins, Jr.                                  0.40%
        ------------------------------------------------------------------------
        Linda G. Hultgren                                        0.57%
        ------------------------------------------------------------------------
        Marilyn A. Jeffrey                                       1.87%
        ------------------------------------------------------------------------
        Judith G. Johnson                                        1.85%
        ------------------------------------------------------------------------
        Diane W. Jones                                           0.79%
        ------------------------------------------------------------------------
        Patrick A. Kirby                                         0.80%
        ------------------------------------------------------------------------
        Milton W. Lampkin                                        0.69%
        ------------------------------------------------------------------------
        Marsha A. Lee                                            0.59%
        ------------------------------------------------------------------------
        Joyce A. Lewis                                           2.02%
        ------------------------------------------------------------------------
        Carolyn L. Lightfoot                                     0.44%
        ------------------------------------------------------------------------
        Cynthia S. Linthicum                                     0.90%
        ------------------------------------------------------------------------
        Elizabeth P. Maclachlan                                  5.45%
        ------------------------------------------------------------------------
        Phillip C. Mason                                         0.70%
        ------------------------------------------------------------------------
        Thelma L.R. Matthews                                     0.54%
        ------------------------------------------------------------------------
        Judy A. Mays                                             1.67%
        ------------------------------------------------------------------------
        Charlotte N. McCowin                                     0.61%
        ------------------------------------------------------------------------
        Harry F. McDermott                                       0.65%
        ------------------------------------------------------------------------
        Carolyn S. Merkel                                        0.97%
        ------------------------------------------------------------------------
        Gloria D. Miller                                         0.61%
        ------------------------------------------------------------------------
        Joan D. Miller                                           0.81%
        ------------------------------------------------------------------------
        John C. Moffatt                                          4.11%
        ------------------------------------------------------------------------
        Clara W. Moore                                           0.59%
        ------------------------------------------------------------------------
        Judith K. Moore                                          2.47%
        ------------------------------------------------------------------------
        Gay T. Moravec                                           0.59%
        ------------------------------------------------------------------------
        Gaynelle L. Morris                                       0.61%
        ------------------------------------------------------------------------
        Linwood B. Muire, Jr.                                    0.77%
        ------------------------------------------------------------------------
        Patricia Nelson                                          0.59%
        ------------------------------------------------------------------------
        Ray M. Nevel                                             1.78%
        ------------------------------------------------------------------------
        James C. Osborne                                         2.04%
        ------------------------------------------------------------------------
        Robert B. Purcell, Jr.                                   3.93%
        ------------------------------------------------------------------------
        Linda S. Puryear                                         0.76%
        ------------------------------------------------------------------------
        Connie W. Reese                                          0.53%
        ------------------------------------------------------------------------
        Barbara M. Reynolds                                      3.98%
        ------------------------------------------------------------------------
        Eloise Riggin                                            1.93%
        ------------------------------------------------------------------------
        Brenda C. Roberts                                        4.09%
        ------------------------------------------------------------------------
        Linda H. Roberts                                         0.80%
        ------------------------------------------------------------------------
        Nancy H. Roberts                                         0.98%
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------
        Keith D. Robinson                                         5.13%
        ------------------------------------------------------------------------
        Phillip B. Rose                                           4.23%
        ------------------------------------------------------------------------
        Gail K. Scott                                             3.64%
        ------------------------------------------------------------------------
        Helen F. Scrase                                           1.62%
        ------------------------------------------------------------------------
        Jennifer K. Seaman                                        2.27%
        ------------------------------------------------------------------------
        Palmer B. Sehlhorst                                       2.12%
        ------------------------------------------------------------------------
        Ellen S. Simpson                                          0.70%
        ------------------------------------------------------------------------
        William L. Sledd, Jr.                                     4.35%
        ------------------------------------------------------------------------
        Sharon E. Smith                                           0.49%
        ------------------------------------------------------------------------
        Carol K. Southward                                        0.39%
        ------------------------------------------------------------------------
        Peggy H. Spiller                                          0.84%
        ------------------------------------------------------------------------
        Joanne G. Taylor                                          0.73%
        ------------------------------------------------------------------------
        John C. Thompson                                          4.18%
        ------------------------------------------------------------------------
        Geraldine I. Umphlet                                      6.62%
        ------------------------------------------------------------------------
        Nancy H. Vail                                             1.57%
        ------------------------------------------------------------------------
        Betty L. Waller                                           0.63%
        ------------------------------------------------------------------------
        Nancy A. Webb                                             4.35%
        ------------------------------------------------------------------------
        I. Annalee  White                                         7.44%
        ------------------------------------------------------------------------
        Ruth A. White                                             2.05%
        ------------------------------------------------------------------------
        Ora E. Wilkins                                            1.99%
        ------------------------------------------------------------------------
        Beverly A. Williams                                       0.66%
        ------------------------------------------------------------------------
        Wayne H. Wood                                             0.73%
        ------------------------------------------------------------------------
        Thomas E. Yeager                                          0.60%
        ========================================================================

                                   SCHEDULE I

               SPECIAL PROVISIONS RELATING TO CERTAIN EMPLOYEES OF
                          SUMMIT ACCEPTANCE CORPORATION

                  I.01     Introduction

                           Pursuant to resolutions enacted by the Board and the
Board of Directors of Summit Acceptance Corporation ("Summit"), Summit shall become an Employer effective January 1, 1999. Each individual who, on December 31, 1998, was a participant in the Summit 401(k) Savings Plan (the "Summit Plan") (collectively, the "Summit Participants" and individually, a "Summit Participant") shall become a Participant effective January 1, 1999 (the "Effective Date") in accordance with Section II of the Plan and this Schedule I. On or as soon after the Effective Date as practicable, the accounts maintained under the Summit Plan on behalf of Summit Participants (the "Summit Accounts") shall be transferred to the Plan. This Schedule I prescribes the treatment under the Plan of the Summit Participants and other employees of Summit. The rights of the Summit Participants and other employees of Summit shall be governed by the terms of the Plan as set forth in Sections I through XIII of the Plan, except to the extent that such terms are inconsistent with this Schedule I.

                  I.02     Participation in the Plan

                  (a) Every Summit Participant shall become a Participant on the Effective Date.

                  (b) Every Employee who was an employee of Summit on December 31, 1998, and whose employment commencement date with Summit was before October 1, 1998, shall become a Participant on the Effective Date, provided he is not an Ineligible Employee on the Effective Date.

          (c) Each Employee of Summit who does not become a Participant in accordance with Subsection (a) or (b) above shall become a Participant in accordance with the provisions of Section II of the Plan. With respect to any employee of Summit, the Plan shall credit as Service for eligibility purposes all service that is credited to the Employee for eligibility purposes under the Summit Plan as of December 31, 1998.

          I.03 Contributions

          (a) A Summit Participant may file an election to have Before-Tax Contributions and/or After-Tax Contributions made on his behalf to the Plan effective as of the Effective Date. Such election shall be filed in the form and manner and at the time established by the Committee. If a Summit Participant does not file an election as provided in the preceding sentence, Before-Tax Contributions shall be made on his behalf to the Plan in accordance with the Summit Participant's election under Section 3.01 of the Summit Plan with respect to Elective Deferral Contributions (as defined in Section 1.02 of the Summit
Plan) and After-Tax Contributions shall be made on his behalf to the Plan in accordance with his elections under Section 3.02 of the Summit Plan with respect to Voluntary Contributions (as defined in Section 1.02 of the Summit Plan), both as in effect on December 31, 1998.

          (b) At the time a Summit Participant files a new contribution election pursuant to Subsection (a) above, the Summit Participant shall designate the Investment Funds in which the contributions made on his behalf to the Plan are to be invested. To the extent a Summit Participant fails to make such a designation with respect to contributions that are made on his behalf to the Plan after the Effective Date and until the Summit Participant directs otherwise in accordance with Section 8.1 of the Plan, such contributions shall be invested in the

Investment Fund corresponding (pursuant to the rules set forth in Section I.07 below) to the applicable investment option designated by the Summit Participant under the Summit Plan.

          I.04 Vesting

          (a) The vesting provisions of the Plan shall apply to a Summit Participant's entire benefit under the Plan, including the Summit Accounts and any Employer Matching Contributions and Profit Sharing Contributions that are made to the Plan after the Effective Date on behalf of the Summit Participant; provided that in no event shall a Summit Participant's vested percentage in his Summit Accounts after their transfer to the Plan be less than his vested percentage in his Summit Accounts under the Summit Plan as of December 31, 1998.

          (b) With respect to any Employee of Summit, the Plan shall credit as Vesting Service under the Plan all service that is credited to the Employee for vesting purposes under the Summit Plan as of December 31, 1998.

          I.05 Loans

          The promissory notes reflecting outstanding loans made under Section
5.06 of the Summit Plan shall be transferred to the Trustee. On and after the Effective Date, any payments due under these promissory notes shall be made to the Trustee according to the existing amortization schedules and subject to the conditions set forth in the promissory notes and Section 5.14 of the Plan.

          I.06 Optional Forms of Benefit

          (a) Any optional forms of benefit (within the meaning of Code Section 411(d)(6)) that are available under the Summit Plan with respect to a Summit Participant's Summit Accounts shall continue to be available under the Plan, but only with respect to the

Summit Participant's Summit Accounts. Appendix I.A to this Schedule I sets forth the optional forms of benefit that are applicable to a Summit Participant's Summit Accounts under the Plan.

          (b) A Summit Participant's Summit Accounts shall be separately accounted for under the Plan and any requirements imposed by Code Sections 401(a)(11) and 417, as of December 31, 1998, with respect to the Summit Participant's Summit Accounts shall continue to apply to such Summit Accounts following the transfer to the Plan.

          (c) Except as provided in Subsections (a) and (b) above, a Summit Participant shall receive his entire benefit under the Plan in accordance with the provisions of Section V of the Plan.

          I.07 Treatment Under the Plan of a Summit Participant's Summit
Accounts

          (a) On the Effective Date, or as soon as practicable thereafter, the Plan shall accept a direct trustee-to-trustee transfer of the Summit Participants' Summit Accounts from the Summit Plan and the assets related thereto, provided that the transfer is effected in accordance with Code Sections 401(a)(12) and 414(l) and the regulations thereunder.

          (b) Upon transfer to the Plan, a Summit Participant's Summit Account(s), as of the date of transfer, shall be accorded the following treatment under the Plan, except as otherwise specifically provided in this
Schedule I:

               (1) The balance of the Summit Participant's Voluntary Contribution Account in the Summit Plan shall be (i) transferred to the Summit Participant's Account, (ii) accounted for as After-Tax Contributions, and (iii) treated in the same manner as After-Tax Contributions.

               (2) The balance of the Summit Participant's Elective Deferral Contribution Account in the Summit Plan shall be (i) transferred to the Summit

     Participant's Account, (ii) accounted for as Before-Tax Contributions, and
     (iii) treated in the same manner as Before-Tax Contributions.

               (3) The balance of the Summit Participant's Rollover Contribution Account in the Summit Plan shall be (i) transferred to the Summit Participant's Account, (ii) accounted for as Rollover Contributions, and (iii) treated in the same manner as Rollover Contributions.

               (4) The balance of the Summit Participant's Matching Contributions Account in the Summit Plan shall be (i) transferred to the Summit Participant's Account, (ii) accounted for as Employer Matching Contributions, and (iii) treated in the same manner as Employer Matching Contributions.

               (5) The balance of the Summit Participant's Discretionary Contribution Account in the Summit Plan shall be (i) transferred to the Summit Participant's Account, (ii) accounted for as Profit Sharing Contributions, and (iii) treated in the same manner as Profit Sharing Contributions.

          (c) A Summit Participant's Summit Accounts, upon transfer to the Plan, shall be invested in one or more Investment Funds available under the Plan in accordance with the Summit Participant's investment election with respect to his Summit Accounts, provided that if the Summit Participant has not made an investment election with respect to his Summit Accounts as of the date of his transfer, his Summit Accounts shall be invested as follows, or in such other manner as the Committee, in its sole discretion, shall determine, until the Summit Participant elects to transfer such amounts in accordance with Section
8.2 of the Plan:

               (1) Amounts invested in the Small Company Blend Account under the Summit Plan shall be transferred to the Baron Asset Fund under the Plan;

               (2) Amounts invested in the International Stock Fund under the Summit Plan shall be transferred to the Templeton Foreign Fund under the Plan;

               (3) Amounts invested in the International Emerging Markets Fund under the Summit Plan shall be transferred to the Templeton Foreign Fund under the Plan;

               (4) Amounts invested in the Medium Company Value Fund under the Summit Plan shall be transferred to the Davis NY Venture Fund (Class A) under the Plan;

               (5) Amounts invested in the Large Company Blend Fund under the Summit Plan shall be transferred to the IDS Stock Fund (Y) under the Plan;

               (6) Amounts invested in the Stock Index 500 Fund under the Summit Plan shall be invested in the American Express Trust Equity Index Fund II under the Plan;

               (7) Amounts invested in the Large Company Growth Fund under the Summit Plan shall be invested in the American Express Trust Equity Index Fund II under the Plan;

               (8) Amounts invested in the US Stock Account under the Summit Plan shall be invested in the IDS Stock Fund (Y) under the Plan;

               (9) Amounts invested in the Stock Emphasis Balanced Fund under the Summit Plan shall be invested in the IDS Mutual Fund (Y) under the Plan;

               (10) Amounts invested in the Government Securities Fund under the Summit Plan shall be invested in the IDS Federal Income Fund (Y) under the Plan; and

                       (11) Amounts invested in the Guaranteed Income Contracts Fund under the Summit Plan shall be invested in the American Express Trust Money Market Fund II under the Plan.

                           APPENDIX I.A TO SCHEDULE I

                  (a) The following additional termination distribution forms (for distributions not on account of death) are available with respect to a Summit Participant's Summit Accounts:

                  .    Lump sum

                  .    Single life annuity

                  . Joint and survivor annuity with installment refund, with survivor percentages of 50%, 66-2/3%, or 100%

                  . Single life annuity with period certain of either 5, 10, or 15 years

                  .    Single life annuity with installment refund

                  . Fixed period annuities for any period of whole months not less than 60, but not in excess of the Summit Participant's and beneficiary's joint life expectancy (without recalculation)

                  . Installments beginning by April 1 of the year following the year in which the Summit Participant attains age 70 1/2 and continuing each December 31/st/ thereafter in a minimum amount based on the Summit Participant's and his spouse's joint life expectancy (with recalculation), with payment on the Summit Participant's death to his beneficiary in a lump sum

                  (b) The following additional termination distribution forms (for distributions on account of death) are available with respect to a Summit Participant's Summit Accounts:

                  . In the case of a Summit Participant who was married continuously throughout the one-year period ending on his death, a life annuity, with installment refund, payable to the Summit Participant's surviving spouse

                  . Any annuity that is an optional distribution form described in Subsection (a) above, provided that a series of installments shall not be available unless the beneficiary is the Summit Participant's surviving spouse

                  (c) The following additional in-service withdrawal form is available with respect to a Summit Participant's Summit Accounts:

                  . A Summit Participant who attains age 59 1/2 may elect to withdraw amounts attributable to Matching Contributions and Discretionary Contributions

                  IN WITNESS WHEREOF, Capital One Financial Corporation hereby adopts the Capital One Financial Corporation Associate Savings Plan, and has caused this plan to be executed by its duly authorized officer this 21st day of June, 2002.




                                           CAPITAL ONE FINANCIAL
                                           CORPORATION





                                           By: /s/ John G. Finneran, Jr.
                                               --------------------------------
                                           Name: John Finneran

                                           Title: General Counsel and Corporate
                                                  Secretary

Attest:


Mary Ann Gallo
----------------------------------------